CAPITOL FEDERAL FINANCIAL

THRIFT AND STOCK OWNERSHIP PLAN

Defined Contribution Plan 8.0

Restated October 1, 2005

TABLE OF CONTENTS

INTRODUCTION

ARTICLE I FORMAT AND DEFINITIONS

Section 1.01 ----- Format

Section 1.02 ----- Definitions

ARTICLE II PARTICIPATION

Section 2.01 ----- Active Participant

Section 2.02 ----- Inactive Participant

Section 2.03 ----- Cessation of Participation

ARTICLE III CONTRIBUTIONS

Section 3.01 ----- Employer Contributions

Section 3.01A ----- Thrift Contributions by Participants

Section 3.01B ----- Voluntary Contributions by Participants

Section 3.02 ----- Forfeitures

Section 3.03 ----- Allocation

Section 3.04 ----- Contribution Limitation

Section 3.05 ----- Excess Amounts

ARTICLE IV INVESTMENT OF CONTRIBUTIONS

Section 4.01 ----- Investment and Timing of Contributions

Section 4.02 ----- Investment in Qualifying Employer Securities

ARTICLE V BENEFITS

Section 5.01 ----- Retirement Benefits

Section 5.02 ----- Death Benefits

Section 5.03 ----- Vested Benefits

Section 5.04 ----- When Benefits Start

Section 5.05 ----- Loans to Participants

Section 5.06 ----- Distributions Under Qualified Domestic Relations Orders

ARTICLE VI DISTRIBUTION OF BENEFITS

Section 6.01 ----- Form of Distribution

Section 6.02 ----- Election Procedures

Section 6.03 ----- Notice Requirements

Section 6.04 ----- Forms of Distribution from ESOP Contribution Accounts

ARTICLE VII DISTRIBUTION REQUIREMENTS

Section 7.01 ----- Application

Section 7.02 ----- Definitions

Section 7.03 ----- Distribution Requirements

ARTICLE VIII TERMINATION OF THE PLAN

ARTICLE IX ADMINISTRATION OF THE PLAN

Section 9.01 ----- Administration

Section 9.02 ----- Expenses

Section 9.03 ----- Records

Section 9.04 ----- Information Available

Section 9.05 ----- Claim and Appeal Procedures

Section 9.06 ----- Delegation of Authority

Section 9.07 ----- Exercise of Discretionary Authority

Section 9.08 ----- Transaction Processing

Section 9.09 ----- Voting and Tender of Qualifying Employer Securities

ARTICLE X GENERAL PROVISIONS

Section 10.01 ----- Amendments

Section 10.02 ----- Direct Rollovers

Section 10.03 ----- Mergers and Direct Transfers

Section 10.04 ----- Provisions Relating to the Insurer and Other Parties

Section 10.05 ----- Employment Status

Section 10.06 ----- Rights to Plan Assets

Section 10.07 ----- Beneficiary

Section 10.08 ----- Nonalienation of Benefits

Section 10.09 ----- Construction

Section 10.10 ----- Legal Actions

Section 10.11 ----- Small Amounts

Section 10.12 ----- Word Usage

Section 10.13 ----- Change in Service Method

Section 10.14 ----- Military Service

ARTICLE XI TOP-HEAVY PLAN REQUIREMENTS

Section 11.01 ----- Application

Section 11.02 ----- Definitions

Section 11.03 ----- Modification of Vesting Requirements

Section 11.04 ----- Modification of Contributions

PLAN EXECUTION

INTRODUCTION

Capitol Federal Financial previously established a thrift and profit sharing plan effective October 1, 1969, most recently known as Partners in Thrift. Capitol Federal Financial also previously established an employee stock ownership plan effective October 1, 1998 known as Capitol Federal Financial Employee Stock Ownership Plan. Both plans have been amended at various times to comply with applicable changes in laws related to such plans and to change various provisions of each plan.

Capitol Federal Financial is of the opinion that the plans should be changed. It believes that the best means to accomplish these changes is to merge both plans and completely restate the merged plans' terms, provisions and conditions. The restatement, effective October 1, 2005, is set forth in this document and is substituted in lieu of the prior document.

The restated plan continues to be for the exclusive benefit of employees of Capitol Federal Financial. All persons covered under both plans on September 30, 2005, shall continue to be covered under the restated plan with no loss of benefits.

It is intended that the plan, as restated, shall consist of two components. One component is intended to qualify as a qualified stock bonus plan under Code Section 401(a), as an employee stock ownership plan under Code Section 4975(e)(7). This component includes employer contributions invested in company stock. The other component is intended to qualify as a profit sharing plan under Code Section 401(a). The profit sharing component includes a participant thrift and voluntary contribution component in addition to employer discretionary matching and profit sharing contributions. The underlying Trust is intended to be exempt from taxation under Code Section 501.

The purpose of this Plan is to offer Participants a systematic program for accumulation of retirement and savings income, as well as a means to obtaining beneficial interest of ownership in company stock. The ESOP component of the Plan is intended to primarily invest in common stock of the Capitol Federal Financial.

ARTICLE I

FORMAT AND DEFINITIONS

SECTION 1.01--FORMAT.

Words and phrases defined in the DEFINITIONS SECTION of Article I shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise.

These words and phrases have an initial capital letter to aid in identifying them as defined terms.

SECTION 1.02--DEFINITIONS.

Account means, for a Participant, his share of the Plan Fund. Separate accounting records are kept for those parts of his Account that result from:

(a) Thrift Contributions

(b) Voluntary Contributions

(c) Matching Contributions

(d) Profit Sharing Contributions

(e) ESOP Contributions (other than cash dividends paid on Qualifying Employer Securities and initially reinvested in Qualifying Employer Securities at the election of the Participant.)

  ESOP Diversification Amounts

  Rollovers from Capitol Federal Savings Employee's Pension Plan

(h) ESOP 404(k) Stock (which means cash dividends that the Participant, Beneficiary or Alternate Payee elects to have reinvested in Qualifying Employer Securities pursuant to Section 4.02(c)(3)).

If the Participant's Vesting Percentage is less than 100% as to any of the portion of the Account attributable to Employer Contributions, a separate accounting record will be kept for any part of his Account resulting from such Employer Contributions and, if there has been a prior Forfeiture Date, from such Contributions made before a prior Forfeiture Date.

A Participant's Account shall be reduced by any distribution of his Vested Account and by any Forfeitures. A Participant's Account shall participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund. His Account is subject to any minimum guarantees applicable under the Annuity Contract or other investment arrangement and to any expenses associated therewith.

If a Participant makes a diversification election under Section 4.02(b), such amount shall be credited to a Diversification Account, which is maintained under the non-ESOP component of the Plan.

Accounts and subaccounts, in addition to those specified above, may also be maintained if considered appropriate in the administration of the Plan.

ACP Test means the nondiscrimination test described in Code Section 401(m)(2) as provided for in subparagraph (d) of the EXCESS AMOUNTS SECTION of Article III.

Active Participant means an Eligible Employee who is actively participating in the Plan according to the provisions in the ACTIVE PARTICIPANT SECTION of Article II.

Adopting Employer means an employer which is a Controlled Group member and which has adopted this Plan.

Affiliated Service Group means any group of corporations, partnerships or other organizations of which the Employer is a part and which is affiliated within the meaning of Code Section 414(m) and regulations thereunder. Such a group includes at least two organizations one of which is either a service organization (that is, an organization the principal business of which is performing services), or an organization the principal business of which is performing management functions on a regular and continuing basis. Such service is of a type historically performed by employees. In the case of a management organization, the Affiliated Service Group shall include organizations related, within the meaning of Code Section 144(a)(3), to either the management organization or the organization for which it performs management functions. The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group.

Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

Annual Compensation means, for a Plan Year, the Employee's Compensation for the Compensation Year ending with or within the consecutive 12-month period ending on the last day of the Plan Year.

Annual Compensation shall only include Compensation received while an Active Participant.

Annuity Contract means the annuity contract or contracts into which the Trustee enters with the Insurer for the investment of Contributions in separate accounts under this Plan. The term Annuity Contract as it is used in this Plan shall include the plural unless the context clearly indicates the singular is meant.

Beneficiary means the person or persons named by a Participant to receive any benefits under the Plan when the Participant dies. See the BENEFICIARY SECTION of Article X.

Benefit Commencement Date means, for a Participant, the first day of the first period for which an amount is payable.

Claimant means any person who makes a claim for benefits under this Plan. See the CLAIM AND APPEAL PROCEDURES SECTION of Article IX.

Code means the Internal Revenue Code of 1986, as amended.

Compensation means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III and Article XI, the total earnings, except as modified in this definition, paid or made available to an Employee by the Employer during any specified period.

"Earnings" in this definition means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions, paid sick leave, vacation and personal days), and excluding the following:

(a) employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation;

  amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

  amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

  other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludible from the gross income of the Employee).

Compensation shall exclude reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation (other than elective contributions), and welfare benefits.

Compensation shall exclude the following:

bonuses

excess commissions as described in certain employment contracts overtime pay

incentive pay

employee referral payments

Compensation shall also include elective contributions. For this purpose, elective contributions are amounts contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Employee under Code Section 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), or 403(b).

For purposes of the EXCESS AMOUNTS SECTION of Article III, the Employer may elect to use an alternative nondiscriminatory definition of Compensation in accordance with the regulations under Code Section 414(s).

For Plan Years beginning on or after January 1, 2002, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

If a determination period consists of fewer than 12 months, the annual limit is an amount equal to the otherwise applicable annual limit multiplied by a fraction. The numerator of the fraction is the number of months in the short determination period, and the denominator of the fraction is 12.

If Compensation for any prior determination period is taken into account in determining a Participant's contributions or benefits for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that determination period. For this purpose, in determining contributions or benefits in Plan Years beginning on or after January 1, 2002, the annual compensation limit in effect for determination periods beginning before that date is $200,000.

Compensation Year means the consecutive 12-month period ending on the last day of each Plan Year, including corresponding periods before October 1, 2005.

Contributions means

Thrift Contributions

Voluntary Contributions

Matching Contributions

Profit Sharing Contributions

ESOP Contributions

as set out in Article III, unless the context clearly indicates only specific contributions are meant.

Controlled Group means any group of corporations, trades, or businesses of which the Employer is a part that are under common control. A Controlled Group includes any group of corporations, trades, or businesses, whether or not incorporated, which is either a parent-subsidiary group, a brother-sister group, or a combined group within the meaning of Code Section 414(b), Code Section 414(c) and regulations thereunder and, for purposes of determining contribution limitations under the CONTRIBUTION LIMITATION SECTION of Article III, as modified by Code Section 415(h) and, for the purpose of identifying Leased Employees, as modified by Code Section 144(a)(3). The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group and any other employer required to be aggregated with the Employer under Code Section 414(o) and the regulations thereunder.

Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Distributee means an Employee or former Employee. In addition, the Employee's (or former Employee's) surviving spouse and the Employee's (or former Employee's) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

Eligibility Break in Service means an Eligibility Computation Period in which an Employee is credited with 500 or fewer Hours-of-Service. An Employee incurs an Eligibility Break in Service on the last day of an Eligibility Computation Period in which he has an Eligibility Break in Service.

Eligibility Computation Period means a consecutive 12-month period. The first Eligibility Computation Period begins on an Employee's Employment Commencement Date. Later Eligibility Computation Periods shall be consecutive 12-month periods ending on the last day of each Plan Year that begins after his Employment Commencement Date.

To determine an Eligibility Computation Period after an Eligibility Break in Service, the Plan shall use the consecutive 12-month period beginning on an Employee's Reemployment Commencement Date as if his Reemployment Commencement Date were his Employment Commencement Date.

Eligibility Service means one year of service for each Eligibility Computation Period that has ended and in which an Employee is credited with at least 1,000 Hours-of-Service.

However, Eligibility Service is modified as follows:

Service with a Predecessor Employer which did not maintain this Plan included:

An Employee's service with a Predecessor Employer which did not maintain this Plan shall be included as service with the Employer. An Employee's service with such Predecessor Employer shall be counted only if service continued with the Employer without interruption. This service includes service performed while a proprietor or partner.

Period of Military Duty included:

A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours-of-Service during the Period of Military Duty, an Hour-of-Service shall be credited (without regard to the 501-Hour-of-Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

Controlled Group service included:

An Employee's service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

Eligible Employee means any Employee of the Employer who meets the following requirement. His employment classification with the Employer is all of the following:

Nonbargaining class. Not represented for collective bargaining purposes by any collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to the agreement are professionals as defined in section 1.410(b)-9 of the regulations. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

Not a nonresident alien, within the meaning of Code Section 7701(b)(1)(B), who receives no earned income, within the meaning of Code Section 911(d)(2), from the Employer which constitutes income from sources within the United States, within the meaning of Code Section 861(a)(3), or who receives such earned income but it is all exempt from income tax in the United States under the terms of an income tax convention.

Not a Leased Employee.

Not an Employee who is regularly employed outside the Employer's own offices in connection with the operation and maintenance of buildings or other properties acquired through foreclosure or deed.

Not an Employee considered by the Employer to be an independent contractor, or the employee of an independent contractor, who is later determined by the Internal Revenue Service to be an Employee. In the event an individual described in the previous sentence is reclassified or deemed to be reclassified as a common-law Employee of the Employer who meets the definition of Eligible Employee, the individual shall be eligible to participate in the Plan as of the actual date of such reclassification (to the extent the individual has met the requirements in the ACTIVE PARTICIPANT SECTION of Article II). If the effective date of such reclassification is prior to the actual date of such reclassification, in no event shall the reclassified individual be eligible to participate in the Plan retroactively to the effective date of such reclassification.

Not a Director of the Employer unless the individual is otherwise an Employee of the Employer.

Not an Employee who became an Employee as a result of a Code Section 410(b)(6)(C) transaction. These Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year after the date of the transaction. A Code Section 410(b)(6)(C) transaction is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

Eligible Retirement Plan means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. Eligible Retirement Plan also means an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any hardship distribution; (iv) the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (v) any other distribution(s) that is reasonably expected to total less than $200 during a year.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or individual retirement annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Employee means an individual who is employed by the Employer or any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o). A Controlled Group member is required to be aggregated with the Employer.

The term Employee shall include any Self-employed Individual treated as an employee of any employer described in the preceding paragraph as provided in Code Section 401(c)(1). The term Employee shall also include any Leased Employee deemed to be an employee of any employer described in the preceding paragraph as provided in Code Section 414(n) or (o).

Employer means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III, the Primary Employer. This will also include any successor corporation or firm of the Employer which shall, by written agreement, assume the obligations of this Plan or any Predecessor Employer which maintained this Plan.

Employer Contributions means

Matching Contributions

Profit Sharing Contributions

ESOP Contributions

as set out in Article III and contributions made by the Employer to fund this Plan in accordance with the provisions of the MODIFICATION OF CONTRIBUTIONS SECTION of Article XI, unless the context clearly indicates only specific contributions are meant.

Employment Commencement Date means the date an Employee first performs an Hour-of-Service.

Entry Date means the date an Employee first enters the Plan as an Active Participant. See the ACTIVE PARTICIPANT SECTION of Article II.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

ESOP Contributions means contributions made by the Employer or a Controlled Group Member in the form of Qualifying Employer Securities under the ESOP Portion of the Plan, or in cash designated by the Employer to be invested in Qualifying Employer Securities or designated to repay any outstanding Exempt Loan. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

ESOP Portion of the Plan means the aggregate of the Participant Accounts attributable to ESOP Contributions, the Diversification Accounts, the ESOP 404(k) Stock and the Unallocated Reserve.

Exempt Loan means a loan or other extension of credit to the Plan to enable the Plan to acquire shares of Qualifying Employer Securities, or to refinance a prior Exempt Loan.

Fiscal Year means the Primary Employer's taxable year. The last day of the Fiscal Year is September 30.

Forfeiture means the part, if any, of a Participant's Account that is forfeited. See the FORFEITURES SECTION of Article III.

Forfeiture Date means, as to a Participant, the date the Participant ceases employment with the Employer or any Controlled Group member.

Highly Compensated Employee means any Employee who:

(a) was a 5-percent owner at any time during the year or the preceding year, or

(b) for the preceding year had compensation from the Employer in excess of $80,000 and was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

For this purpose the applicable year of the plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. If the Employer makes a calendar year data election, the look-back year shall be the calendar year beginning with or within the look-back year. The Plan may not use such election to determine whether Employees are Highly Compensated Employees on account of being a 5-percent owner.

In determining who is a Highly Compensated Employee, the Employer makes a top-paid group election. The effect of this election is that an Employee (who is not a 5-percent owner at any time during the determination year or the look-back year) with compensation in excess of $80,000 (as adjusted) for the look-back year is a Highly Compensated Employee only if the Employee was in the top-paid group for the look-back year. In determining who is a Highly Compensated Employee, the Employer does not make a calendar year data election.

Calendar year data elections and top-paid group elections, once made, apply for all subsequent years unless changed by the Employer. If the Employer makes one election, the Employer is not required to make the other. If both elections are made, the look-back year in determining the top-paid group must be the calendar year beginning with or within the look-back year. These elections must apply consistently to the determination years of all plans maintained by the Employer which reference the highly compensated employee definition in Code Section 414(q), except as provided in Internal Revenue Service Notice 97-45 (or superseding guidance).

The determination of who is a highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Internal Revenue Service Notice 97-45 (or superceding guidance).

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the compensation that is considered, and the identity of the 5-percent owners, shall be made in accordance with Code Section 414(q) and the regulations thereunder.

Hour-of-Service means, for the elapsed time method of crediting service in this Plan, each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer. Hour-of-Service means, for the hours method of crediting service in this Plan, the following:

(a) Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer because of a period of time in which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding provisions of this subparagraph (b), no credit will be given to the Employee:

(1) for more than 501 Hours-of-Service under this subparagraph (b) because of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period); or

(2) for an Hour-of-Service for which the Employee is directly or indirectly paid, or entitled to payment, because of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's or workmen's compensation, or unemployment compensation, or disability insurance laws; or

(3) for an Hour-of-Service for a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

For purposes of this subparagraph (b), a payment shall be deemed to be made by, or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund or insurer, to which the Employer contributes and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours-of-Service shall not be credited both under subparagraph (a) or subparagraph (b) above (as the case may be) and under this subparagraph (c). Crediting of Hours-of-Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above will be subject to the limitations set forth in that subparagraph.

The crediting of Hours-of-Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including any interpretations or opinions implementing such rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining hours of service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of hours of service to computation periods.

Actual hours shall be tracked for purposes of crediting Hours-of-Service. In the event actual hours are not tracked, an Employee will be credited with 45 hours for each portion of a week worked.

Hours-of-Service shall be credited for employment with any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o) and the regulations thereunder for purposes of eligibility and vesting. Hours-of-Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code Section 414(n) or (o) and the regulations thereunder.

Solely for purposes of determining whether a one-year break in service has occurred for eligibility or vesting purposes, during a Parental Absence an Employee shall be credited with the Hours-of-Service which otherwise would normally have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours-of-Service per day of such absence. The Hours-of-Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following computation period.

Inactive Participant means a former Active Participant who has an Account. See the INACTIVE PARTICIPANT SECTION of Article II.

Insurer means Principal Life Insurance Company and any other insurance company or companies named by the Trustee or Primary Employer.

Investment Fund means the total of Plan assets. All or a portion of these assets may be held under the Trust Agreement.

The Investment Fund shall be valued at current fair market value as of the Valuation Date. The valuation shall take into consideration investment earnings credited, expenses charged, payments made, and changes in the values of the assets held in the Investment Fund.

The Investment Fund shall be allocated at all times to Participants, except as otherwise expressly provided in the Plan. The Account of a Participant shall be credited with its share of the gains and losses of the Investment Fund. That part of a Participant's Account invested in a funding arrangement which establishes one or more accounts or investment vehicles for such Participant thereunder shall be credited with the gain or loss from such accounts or investment vehicles. The part of a Participant's Account which is invested in other funding arrangements shall be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of the part of the Participant's Account invested in such funding arrangement to the total of the Investment Fund invested in such funding arrangement.

Investment Manager means any fiduciary (other than a trustee or Named Fiduciary)

(a) who has the power to manage, acquire, or dispose of any assets of the Plan;

(b) who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is not registered as an investment adviser under such Act by reason of paragraph (1) of section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (iii) is a bank, as defined in that Act; or (iv) is an insurance company qualified to perform services described in subparagraph (a) above under the laws of more than one state; and

(c) who has acknowledged in writing being a fiduciary with respect to the Plan.

Late Retirement Date means the first day of any month which is after a Participant's Normal Retirement Date and on which retirement benefits begin. If a Participant continues to work for the Employer after his Normal Retirement Date, his Late Retirement Date shall be the earliest first day of the month on or after the date he ceases to be an Employee. An earlier or a later Retirement Date may apply if the Participant so elects. An earlier Retirement Date may apply if the Participant is age 70 1/2. See the WHEN BENEFITS START SECTION of Article V.

Leased Employee means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided by the leasing organization to a Leased Employee, which are attributable to service performed for the recipient employer, shall be treated as provided by the recipient employer.

A Leased Employee shall not be considered an employee of the recipient if:

(a) such employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), (ii) immediate participation, and (iii) full and immediate vesting, and

(b) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force.

Loan Administrator means the person(s) or position(s) authorized to administer the Participant loan program.

The Loan Administrator is the Director of Human Resources.

Matching Contributions means contributions made by the Employer to fund this Plan which are contingent on a Participant's Thrift Contributions. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

Monthly Date means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

Named Fiduciary means the person or persons who have authority to control and manage the operation and administration of the Plan.

The Named Fiduciaries are the Employer, the Trustee and the Investment Manager.

Nonhighly Compensated Employee means an Employee of the Employer who is not a Highly Compensated Employee.

Nonvested Account means the excess, if any, of a Participant's Account over his Vested Account.

Normal Retirement Age means the age at which the Participant's normal retirement benefit becomes nonforfeitable if he is an Employee. A Participant's Normal Retirement Age is 65.

Normal Retirement Date means the earliest first day of the month on or after the date the Participant reaches his Normal Retirement Age. Unless otherwise provided in this Plan, a Participant's retirement benefits shall begin on a Participant's Normal Retirement Date if he has ceased to be an Employee on such date and has a Vested Account. See the WHEN BENEFITS START SECTION of Article V.

Parental Absence means an Employee's absence from work:

(a) by reason of pregnancy of the Employee,

(b) by reason of birth of a child of the Employee,

(c) by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or

(d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Participant means either an Active Participant or an Inactive Participant.

Participant Contributions means Thrift and Voluntary Contributions as set out in Article III.

Period of Military Duty means, for an Employee

(a) who served as a member of the armed forces of the United States, and

(b) who was reemployed by the Employer at a time when the Employee had a right to reemployment in accordance with seniority rights as protected under Chapter 43 of Title 38 of the U. S. Code,

the period of time from the date the Employee was first absent from active work for the Employer because of such military duty to the date the Employee was reemployed.

Plan means the employee stock ownership and thrift and profit sharing plan of the Employer set forth in this document, including any later amendments to it. The portion of the Plan that consists of the Qualifying Employer Securities Fund is a stock bonus and employee stock ownership plan within the meaning of Code Section 4975(e)(7). The remaining portion of the Plan is a thrift and profit sharing plan.

Plan Administrator means the person or persons who administer the Plan.

The Plan Administrator is the Employer.

Plan Fund means the total of the Investment Fund. The Investment Fund shall be valued as stated in its definition. The total value of all amounts held under the Plan Fund shall equal the value of the aggregate Participants' Accounts under the Plan.

Plan Year means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

Plan-year Quarter means a period beginning on a Quarterly Date and ending on the day before the next Quarterly Date.

Predecessor Employer means a firm of which the Employer was once a part (e.g., due to a spinoff or change of corporate status) or a firm absorbed by the Employer because of a merger or acquisition (stock or asset, including a division or an operation of such company) which maintained this Plan or which maintained another qualified pension or profit sharing plan. Capitol Federal Savings & Loan Association shall be considered a Predecessor Employer.

Primary Employer means Capitol Federal Financial.

Profit Sharing Contributions means discretionary contributions made by the Employer or a Controlled Group Member in cash designated to fund the Profit Sharing Portion of the Plan. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

Profit Sharing Portion of the Plan means that portion of the Plan other than the ESOP Portion of the Plan.

Qualified Nonelective Contributions means contributions made by the Employer to fund the Plan (other than Matching Contributions) which are 100% vested and subject to the distribution restrictions as contained in this Plan. See the EMPLOYER CONTRIBUTION SECTION of Article III and the WHEN BENEFITS START SECTION of Article V.

Qualifying Employer Securities means any security which is issued by the Employer or any Controlled Group member and which meets the requirements of Code Section 409(l) and ERISA Section 407(d)(5). This shall also include any securities that satisfied the requirements of the definition when these securities were assigned to the Plan.

Qualifying Employer Securities Fund means that part of the assets of the Trust Fund that are designated to be held primarily or exclusively in Qualifying Employer Securities for the purpose of providing benefits for Participants.

Quarterly Date means each Yearly Date and the third, sixth, and ninth Monthly Date after each Yearly Date which is within the same Plan Year.

Reemployment Commencement Date means the date an Employee first performs an Hour-of-Service following an Eligibility or Vesting Break in Service.

Reentry Date means the date a former Active Participant reenters the Plan. See the ACTIVE PARTICIPANT SECTION of Article II.

Retirement Date means the date a retirement benefit will begin and is a Participant's Early, Normal, or Late Retirement Date, as the case may be.

Semi-yearly Date means each Yearly Date and the sixth Monthly Date after each Yearly Date which is within the same Plan Year.

Thrift Contributions means contributions by a Participant that are not required as a condition of employment, of participation, but are required for obtaining additional benefits from the Employer Matching Contributions. See the THRIFT CONTRIBUTIONS BY PARTICIPANTS SECTION of Article III.

Totally and Permanently Disabled means that a Participant is disabled, as a result of a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his employment with the Employer and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act. The determination shall be applied uniformly to all Participants.

Trust Agreement means an agreement or agreements of trust between the Primary Employer and Trustee established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan. The Trust Agreement may provide for the investment of all or any portion of the Trust Fund in the Annuity Contract or any other investment arrangement.

Trust Fund means the total funds held under an applicable Trust Agreement. The term Trust Fund when used within a Trust Agreement shall mean only the funds held under that Trust Agreement.

Trustee means the party or parties named in the applicable Trust Agreement. The term Trustee as it is used in this Plan is deemed to include the plural unless the context clearly indicates the singular is meant.

Unallocated Reserve means the portion of the ESOP Portion of the Plan that holds the unallocated Qualifying Employer Securities that are held as collateral on the Exempt Loan and have not yet been released and allocated to Participants.

Valuation Date means the date on which the value of the assets of the Investment Fund is determined. The value of each Account which is maintained under this Plan shall be determined on the Valuation Date. In each Plan Year, the Valuation Date shall be the last day of the Plan Year. At the discretion of the Plan Administrator, Trustee, or Insurer (whichever applies), assets of the Investment Fund may be valued more frequently. These dates shall also be Valuation Dates.

Vested Account means the vested part of a Participant's Account. The Participant's Vested Account is determined as follows.

If the Participant's Vesting Percentage is 100%, his Vested Account equals his Account.

If the Participant's Vesting Percentage is less than 100%, his Vested Account equals the sum of (a) and (b) below:

(a) The part of the Participant's Account that results from Employer Contributions made before a prior Forfeiture Date and all other Contributions which were 100% vested when made.

(b) The balance of the Participant's Account in excess of the amount in (a) above multiplied by his Vesting Percentage.

The Participant's Vested Account is nonforfeitable.

Vesting Break in Service means a Vesting Computation Period in which an Employee is credited with 500 or fewer Hours-of-Service. An Employee incurs a Vesting Break in Service on the last day of a Vesting Computation Period in which he has a Vesting Break in Service.

Vesting Computation Period means a consecutive 12-month period ending on the last day of each Plan Year.

Vesting Percentage means the percentage used to determine the nonforfeitable portion of a Participant's Account attributable to Employer Contributions which were not 100% vested when made.

A Participant's Vesting Percentage is shown in the following schedule opposite the number of whole years of his Vesting Service.

VESTING SERVICE VESTING

(whole years) PERCENTAGE

Less than 5 0

5 or more 100

The Vesting Percentage for a Participant who is an active Employee on or after the date he reaches Normal Retirement Age shall be 100%. The Vesting Percentage for a Participant who is an active Employee on the date he becomes Totally and Permanently Disabled or dies shall be 100%. The Vesting Percentage of a Participant's Account attributable to his ESOP 404(k) Stock shall always be 100%.

If the schedule used to determine a Participant's Vesting Percentage is changed, the new schedule shall not apply to a Participant unless he is credited with an Hour-of-Service on or after the date of the change and the Participant's nonforfeitable percentage on the day before the date of the change is not reduced under this Plan. The amendment provisions of the AMENDMENTS SECTION of Article X regarding changes in the computation of the Vesting Percentage shall apply.

Vesting Service means one year of service for each Vesting Computation Period in which an Employee is credited with at least 1,000 Hours-of-Service.

However, Vesting Service is modified as follows:

Rule of parity service excluded:

An Employee's Vesting Service, accumulated before a Vesting Break in Service, shall be excluded if:

(a) his Vesting Percentage is zero, and

    his latest period of consecutive Vesting Breaks in Service equals or exceeds the greater of (i) five years, or (ii) his prior Vesting Service (disregarding any Vesting Service that was excluded because of a previous period of Vesting Breaks in Service).

Service with a Predecessor Employer which did not maintain this Plan included:

An Employee's service with a Predecessor Employer which did not maintain this Plan shall be included as service with the Employer. An Employee's service with such Predecessor Employer shall be counted only if service continued with the Employer without interruption. This service includes service performed while a proprietor or partner.

Period of Military Duty included:

A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours-of-Service during the Period of Military Duty, an Hour-of-Service shall be credited (without regard to the 501 Hour-of-Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

Controlled Group service included:

An Employee's service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

An Employee's service with Capitol Federal Savings Bank shall be included as service with the Employer.

Voluntary Contributions means contributions by a Participant that are not required as a condition of employment, of participation, or for obtaining additional benefits from the Employer Contributions. See the VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS SECTION of Article III.

Yearly Date means October 1, 1969, and each following October 1.

Years of Service means an Employee's Vesting Service disregarding any modifications which exclude service.

ARTICLE II

PARTICIPATION

SECTION 2.01--ACTIVE PARTICIPANT.

(a) An Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest Semi-yearly Date on which he is an Eligible Employee and has met the eligibility requirement set forth below. This date is his Entry Date.

    He has completed one year of Eligibility Service before his Entry Date.

    He is age 21 or older.

Each Employee who was an Active Participant under the Plan on September 30, 2005, shall continue to be an Active Participant if he is still an Eligible Employee on October 1, 2005, and his Entry Date shall not change.

With respect to the Profit Sharing Portion of the Plan only, each Employee who was hired by the Employer before October 1, 2005 shall first become an Active Participant (begin active participation in the Plan) on the earliest Semi-yearly Date on which he is an Eligible Employee and has met the earlier of 1) the eligibility requirement described above, or 2) completion of two years of Eligibility Service before his Entry Date (regardless of whether the Employee has attained age 21).

If service with a Predecessor Employer is counted for purposes of Eligibility Service, an Employee shall be credited with such service on the date he becomes an Employee and shall become an Active Participant on the earliest Semi-yearly Date on which he is an Eligible Employee and has met all of the eligibility requirements above. This date is his Entry Date.

If a person has been an Eligible Employee who has met all of the eligibility requirements above, but is not an Eligible Employee on the date which would have been his Entry Date, he shall become an Active Participant on the date he again becomes an Eligible Employee. This date is his Entry Date.

In the event an Employee who is not an Eligible Employee subsequently becomes an Eligible Employee, such Employee shall become an Active Participant immediately if such Employee has satisfied the eligibility requirements above and would have otherwise previously become an Active Participant had he met the definition of Eligible Employee. This date is his Entry Date.

(b) An Inactive Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. This date is his Reentry Date.

Upon again becoming an Active Participant, he shall cease to be an Inactive Participant.

(c) A former Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. This date is his Reentry Date.

There shall be no duplication of benefits for a Participant under this Plan because of more than one period as an Active Participant.

SECTION 2.02--INACTIVE PARTICIPANT.

An Active Participant shall become an Inactive Participant (stop accruing benefits under the Plan) on the earlier of the following:

(a) the date the Participant ceases to be an Eligible Employee, or

(b) the effective date of complete termination of the Plan under Article VIII.

An Employee or former Employee who was an Inactive Participant under the Plan on September 30, 2005, shall continue to be an Inactive Participant on October 1, 2005. Eligibility for any benefits payable to the Participant or on his behalf and the amount of the benefits shall be determined according to the provisions of the prior documents, unless otherwise stated in this document.

SECTION 2.03--CESSATION OF PARTICIPATION.

A Participant shall cease to be a Participant on the date he is no longer an Eligible Employee and his Vested Account is zero.

ARTICLE III

CONTRIBUTIONS

SECTION 3.01--EMPLOYER CONTRIBUTIONS.

Employer Contributions shall be made without regard to current or accumulated net income, earnings or profits of the Employer. Notwithstanding the foregoing, the Profit Sharing Portion of the Plan shall continue to be designed to qualify as a thrift and profit sharing plan for purposes of Code Sections 401(a), 402, 412, and 417. Such Contributions shall be equal to the Employer Contributions as described below:

(a) The Employer may make discretionary Matching Contributions in an amount up to 200% of Thrift Contributions. The percentage of Thrift Contributions matched shall be a percentage as determined by the Employer.

Matching Contributions are calculated based on Thrift Contributions and Compensation for the Plan Year. Matching Contributions are made for all persons who meet the allocation requirements of the ALLOCATION SECTION of this article.

Matching Contributions are fully (100%) vested and nonforfeitable.

(b) The Employer may make discretionary Profit Sharing Contributions in an amount as determined by the Employer.

Profit Sharing Contributions may be made for the Plan Year for persons who satisfy the allocation requirements of the ALLOCATION SECTION of this Article.

Profit Sharing Contributions shall be fully (100%) vested and nonforfeitable

(c) ESOP Contributions will be made for each Plan Year for which a payment is due on an Exempt Loan. The amount of the ESOP Contribution for the Plan Year will be determined at the sole discretion of the Primary Employer, but will not be less than the minimum amount sufficient to enable the Trustee to make the current payment due on the Exempt Loan to the extent that such payment cannot be satisfied from cash dividends paid on shares of Qualifying Employer Securities held in the ESOP Accounts counts (if the Primary Employer directs that such dividends be applied to the Exempt Loan), or cash dividends paid on shares of Qualifying Employer Securities held in the Unallocated Reserve or other investment earnings of the Unallocated Reserve.

Additional ESOP Contributions may be made for each Plan Year in an amount determined by the Employer which could be used for future Exempt Loan payments.

The ESOP Contribution Account is subject to the Vesting Percentage. However, the separate account maintained to reflect the cash dividends paid on shares of Qualifying Employer Securities attributable to ESOP Contributions (and earnings thereon) that are initially reinvested in Qualifying Employer Securities under the Plan at the election of the Participant is fully (100%) vested and nonforfeitable.

Employer Contributions are allocated according to the provisions of the ALLOCATION SECTION of this article.

A portion of the Plan assets resulting from Employer Contributions (but not more than the original amount of those Contributions) may be returned if the Employer Contributions are made because of a mistake of fact or are more than the amount deductible under Code Section 404 (excluding any amount which is not deductible because the Plan is disqualified). The amount involved must be returned to the Employer within one year after the date the Employer Contributions are made by mistake of fact or the date the deduction is disallowed, whichever applies. Except as provided under this paragraph and Article VIII, the assets of the Plan shall never be used for the benefit of the Employer and are held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying reasonable expenses of administering the Plan.

SECTION 3.01A-- THRIFT CONTRIBUTIONS BY PARTICIPANTS.

An Active Participant may make Thrift Contributions in accordance with nondiscriminatory procedures set up by the Plan Administrator. Thrift Contributions must be a percentage of Compensation.

A Participant's participation in the Plan, other than Matching Contributions, is not affected by stopping or changing Thrift Contributions. An Active Participant's request to start, change or stop his Thrift Contributions must be made in a manner and in accordance with such rules as the Employer may prescribe (including by means of voice response or other electronic system under circumstances the Employer permits).

Thrift Contributions shall be credited to the Participant's Account as of the end of the Plan Year for which the Thrift Contribution is made, as that is the time it may be determined that the Participant is eligible to be make Thrift Contributions to the Plan in accordance with Section 3.03. Until that time, the amounts set aside for the purpose of ultimately being contributed to the Plan (pending satisfaction of the allocation conditions) shall be treated as an asset of the Participant and not the Plan, and available for use by the Participant in accordance with procedures set forth by the Employer. Such assets shall not be treated as assets of the Plan until such time as the allocation conditions are satisfied), at which time the withheld amounts shall be contributed to the Plan as soon as reasonably practicable, subject to the requirements of ERISA and the applicable regulations thereunder.

.

The part of the Participant's Account resulting from Thrift Contributions is fully (100%) vested and nonforfeitable at all times.

SECTION 3.01B-- VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS.

An Active Participant may make Voluntary Contributions in accordance with nondiscriminatory procedures set up by the Plan Administrator. Voluntary Contributions must be a percentage of Compensation.

A Participant's participation in the Plan is not affected by stopping or changing Voluntary Contributions. An Active Participant's request to start, change or stop his Voluntary Contributions must be made in a manner and in accordance with such rules as the Employer may prescribe (including by means of voice response or other electronic system under circumstances the Employer permits).

Voluntary Contributions shall be credited to the Participant's Account as of the end of the Plan Year for which the Voluntary Contribution is made, as that is the time it may be determined that the Participant is eligible to be make Voluntary Contributions to the Plan in accordance with Section 3.03. Until that time, the amounts set aside for the purpose of ultimately being contributed to the Plan (pending satisfaction of the allocation conditions) shall be treated as an asset of the Participant and not the Plan, and available for use by the Participant in accordance with procedures set forth by the Employer. Such assets shall not be treated as assets of the Plan until such time as the allocation conditions are satisfied), at which time the withheld amounts shall be contributed to the Plan as soon as reasonably practicable, subject to the requirements of ERISA and the applicable regulations thereunder.

The part of the Participant's Account resulting from Voluntary Contributions is fully (100%) vested and nonforfeitable at all times.

SECTION 3.02--FORFEITURES.

The Nonvested Account of a Participant shall be forfeited as of the Participant's Forfeiture Date.

A Forfeiture shall also occur as provided in the EXCESS AMOUNTS SECTION of this article.

With respect to the ESOP Portion of the Plan, any portion of a Participant's Nonvested Account balance attributable to Qualifying Employer Securities will become a Forfeiture only after the other portion of a Participant's Nonvested Account balance that is not invested in Qualifying Employer Securities is forfeited.

Forfeitures attributable to the ESOP Contributions Account occurring during the Plan Year may, at the discretion of the Plan Administrator, be used to pay or reimburse expenses of the Plan, to the extent such payment or reimbursement is consistent with the applicable fiduciary requirements of ERISA. As of the last day of each Plan Year, all forfeitures which have not been applied in accordance with the preceding sentence and are then available for reallocation shall be, as appropriate, added to the ESOP Contribution (if any) for such year and allocated among the Participant ESOP Contributions Accounts in the manner provided in Section 3.03. Notwithstanding the foregoing, dividends on forfeited Qualifying Employer Securities shall be treated in the same manner as dividends attributable Qualifying Employer Securities held in the Unallocated Suspense Account and applied in the same manner as provided in Section 4.02(c)(2).

Forfeitures shall be determined at least once during each Plan Year. Forfeitures shall be deemed to be Employer Contributions and allocated as ESOP Contributions.

SECTION 3.03--ALLOCATION.

A person meets the allocation requirements of this section if he is an Active Participant on the last day of the Plan Year and has at least 1,000 Hours-of-Service during the Plan Year. If a Participant is on an approved leave of absence on the last day of the Plan Year, such Participant shall be considered as Active Participant on the last day of the Plan Year.

Thrift and Voluntary Contributions shall be allocated to Participants who meet the allocation requirements of this section and for whom such Contributions are made under the THRIFT AND VOLUNTARY CONTRIBUTIONS BY PARTICIPANT SECTIONS of this article. Such Contributions shall be allocated when made and credited to the Participant's Account, no later than required by ERISA or the Department of Labor regulations thereunder..

Matching Contributions shall be allocated to the persons who meet the allocation requirements of this section and for whom such Contributions are made under the EMPLOYER CONTRIBUTIONS SECTION of this article. Such Contributions shall be based on the Thrift Contributions and Compensation for the Plan Year and shall be allocated as of the last day of the Plan Year and credited to the person's Account attributable to Matching Contributions

Profit Sharing Contributions for the Plan Year (if any) shall be allocated as of the last day of the Plan Year to each person who meets the allocation requirements of this section, using Annual Compensation for the Plan Year. The amount allocated to such person shall be equal to the Profit Sharing Contributions multiplied by the ratio of such person's Annual Compensation to the total Annual Compensation of all such persons. The amount shall be credited to the person's Account attributable to Profit Sharing Contributions..

The ESOP Contribution for the Plan Year (if any), plus any allocable Forfeitures, shall be allocated as of the last day of the Plan Year to each person who meets the allocation requirements of this section, together with the cash dividends paid on Qualifying Employer Securities held in the ESOP Contribution Accounts (if the Primary Employer directs that such dividends be applied to the Exempt Loan), cash dividends paid on Qualifying Employer Securities held in the Unallocated Reserve and other investment earnings of the Unallocated Reserve (if any), shall be applied to make the payment due on any Exempt Loan for the Plan Year. The Qualifying Employer Securities released from the Unallocated Reserve as a result of that payment shall be allocated as of the last day of the Plan Year as follows:

STEP ONE: This step one shall apply only if the cash dividends paid on Qualifying Employer Securities held in the ESOP Contribution Accounts are applied to the Exempt Loan.

The allocation in this step one shall be made to each person who received a cash dividend on Qualifying Employer Securities held in his/her ESOP Contribution Account that was applied to the Exempt Loan.

The number of shares of Qualifying Employer Securities allocated under this step one shall equal the number of shares with a value equal to the total cash dividends paid on Qualifying Employer Securities held in the ESOP Contribution Accounts and applied to the Exempt Loan. The number of shares of Qualifying Employer Securities allocated to each such person shall be determined by multiplying the number of shares of Qualifying Employer Securities to be allocated under this step one by a fraction, the numerator of which is the cash dividends paid on Qualifying Employer Securities held in the ESOP Account of such person and applied to the Exempt Loan, and the denominator of which is the total cash dividends paid on Qualifying Employer Securities held in the ESOP Accounts of all such persons and applied to the Exempt Loan.

STEP TWO: The allocation in this step two shall be made among those persons who meet the allocation requirements of this section, but subject to the PROHIBITED ALLOCATION OF QUALIFYING EMPLOYER SECURITIES SECTION of this article.

The number of shares of Qualifying Employer Securities allocated to each such person shall be determined by multiplying the number of shares of Qualifying Employer Securities released from the Unallocated Reserve (and not allocated under step one) by a fraction, the numerator of which is the Annual Compensation of such person for the Plan Year, and the denominator of which is the aggregate Annual Compensation of all such persons for the Plan Year. However, if the aggregate amount of Qualifying Employer Securities that would be allocated under this paragraph to Highly Compensated Employees with respect to that Plan Year exceeds one-third of the total Qualifying Employer Securities allocated with respect to that Plan Year, then the amount of Qualifying Employer Securities in excess of one-third shall be reallocated to the Nonhighly Compensated Employees in proportion to each Nonhighly Compensated Employee's Annual Compensation to the total Annual Compensation of all such Nonhighly Compensated Employees.

If the ESOP Contributions exceed the amount needed to make the payment for the Exempt Loan for the Plan Year, or if there is no Exempt Loan for the Plan Year in which the ESOP Contribution is made, the ESOP Contribution shall be allocated in the same manner as STEP TWO above.

This amount shall be credited to the person's ESOP Contribution Account.

SECTION 3.04--CONTRIBUTION LIMITATION.

(a) Definitions. For the purpose of determining the contribution limitation set forth in this section, the following terms are defined.

Annual Additions means the sum of the following amounts credited to a Participant's account for the Limitation Year:

(1) employer contributions; provided that, ESOP Contributions under this Plan that are applied to pay interest on an Exempt Loan and/or Forfeitures of Qualifying Employer Securities purchased with an Exempt Loan will not be an Annual Addition if no more than one-third (1/3) of the ESOP Contribution that is applied to pay principal and interest on an exempt Loan for the Plan Year is allocated to Highly Compensated Employees. To the extent Qualifying Employer Securities are allocated to Participant ESOP Contribution Accounts, the lesser of fair market value of the Qualifying Employer Security allocated or the employer contribution used to release such share in the case of repayment of an Exempt Loan, shall be used for purposes of measuring Annual Additions.

(2) employee contributions (including Thrift Contributions and Voluntary Contributions); and

(3) forfeitures.

Annual Additions to a defined contribution plan shall also include the following:

(4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which are part of a pension or annuity plan maintained by the Employer,

(5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer; and

(6) allocations under a simplified employee pension.

For this purpose, any Excess Amount applied under (e) and (k) below in the Limitation Year to reduce Employer Contributions shall be considered Annual Additions for such Limitation Year.

Compensation means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in section 1.62-2(c) of the regulations)), and excluding the following:

(1) employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation;

(2) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(4) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludible from the gross income of the Employee).

For purposes of applying the limitations of this section, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year.

For purposes of applying the limitations of this section, Compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 132(f)(4), or 457.

Defined Contribution Dollar Limitation means, for Limitation Years beginning after December 31, 2001, $40,000, as adjusted under Code Section 415(d).

Employer means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 415(c) as modified by Code Section 415(h)) or affiliated service groups (as defined in Code Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Code Section 414(o).

Excess Amount means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

Limitation Year means the consecutive 12-month period ending on the last day of each Plan Year. If the Limitation Year is other than the calendar year, execution of this Plan (or any amendment to this Plan changing the Limitation Year) constitutes the Employer's adoption of a written resolution electing the Limitation Year. If the Limitation Year is amended to a different consecutive 12-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

Maximum Permissible Amount means the maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year. This amount shall not exceed the lesser of:

(1) The Defined Contribution Dollar Limitation, or

(2) 100 percent of the Participant's Compensation for the Limitation Year.

The compensation limitation referred to in (2) shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419A(d)(2).

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year

12

(b) If the Participant does not participate in, and has never participated in, another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(l)(2), maintained by the Employer, or a simplified employee pension, as defined in Code Section 408(k), maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

(e) If a reasonable error in estimating a Participant's Compensation for the Limitation Year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or under other facts and circumstances allowed by the Internal Revenue Service, there is an Excess Amount, the excess will be disposed of as follows:

(1) Any nondeductible Voluntary Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be returned (distributed, in the case of earnings) to the Participant.

(2) If after the application of (1) above an Excess Amount still exists, any Profit Sharing Contribution (plus earnings) shall be forfeited and reallocated to other Participant's Accounts as additional Profit Sharing Contributions in the current Plan Year, to the extent they would reduce the Excess Amount.

(3) If after the application of (2) above an Excess Amount still exists, any Thrift Contributions that are the basis for Matching Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be distributed to the Participant. Concurrently with the distribution of such Thrift Contributions, any Matching Contributions which relate to any Thrift Contribution distributed in the preceding sentence, to the extent such application would reduce the Excess Amount, will be applied as provided in (4) or (5) below:

(4) If after the application of (3) above an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer Matching Contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

(5) If after the application of (4) above an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce ESOP Contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

(6) If after the application of the paragraphs above an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Matching Contributions or ESOP Contributions, for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

(7) If a suspense account is in existence at any time during a Limitation Year pursuant to this (e), it will participate in the allocation of investment gains or losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any Employer Contributions or any Participant Contributions may be made to the Plan for that Limitation Year. Excess Amounts held in a suspense account may not be distributed to Participants or former Participants.

(f) This (f) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension maintained by the Employer which provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount, reduced by the Annual Additions credited to a Participant's account under the other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount, and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

SECTION 3.05--EXCESS AMOUNTS.

(a) Definitions. For the purposes of this section, the following terms are defined:

ACP means the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

ADP means the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in a group.

Aggregate Limit means the greater of:

(1) The sum of:

(i) 125 percent of the greater of the ADP of the Nonhighly Compensated Employees for the prior Plan Year or the ACP of the Nonhighly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement, and

(ii) the lesser of 200 percent or 2 percent plus the lesser of such ADP or ACP.

(2) The sum of:

(i) 125 percent of the lesser of the ADP of the Nonhighly Compensated Employees for the prior Plan Year or the ACP of the Nonhighly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement, and

(ii) the lesser of 200 percent or 2 percent plus the greater of such ADP or ACP.

If the Employer has elected to use the current year testing method, then, in calculating the Aggregate Limit for a particular Plan Year, the Nonhighly Compensated Employees' ADP and ACP for that Plan Year, instead of the prior Plan Year, is used.

Contribution Percentage means the ratio (expressed as a percentage) of the Eligible Participant's Contribution Percentage Amounts to the Eligible Participant's Compensation for the Plan Year (whether or not the Eligible Participant was an Eligible Participant for the entire Plan Year). In modification of the foregoing, Compensation shall be limited to the Compensation received while an Eligible Participant. For an Eligible Participant for whom such Contribution Percentage Amounts for the Plan Year are zero, the percentage is zero.

Contribution Percentage Amounts means the sum of the Participant Contributions and Matching Contributions (that are not Qualified Matching Contributions taken into account for purposes of the ADP Test) made under the Plan on behalf of the Eligible Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the Contributions to which they relate are Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions. Under such rules as the Secretary of the Treasury shall prescribe, in determining the Contribution Percentage the Employer may elect to include Qualified Nonelective Contributions under this Plan which were not used in computing the Deferral Percentage. The Employer may also elect to use Elective Deferral Contributions in computing the Contribution Percentage so long as the ADP Test is met before the Elective Deferral Contributions are used in the ACP Test and continues to be met following the exclusion of those Elective Deferral Contributions that are used to meet the ACP Test.

Deferral Percentage means the ratio (expressed as a percentage) of Elective Deferral Contributions under this Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year (whether or not the Eligible Participant was an Eligible Participant for the entire Plan Year). In modification of the foregoing, Compensation shall be limited to the Compensation received while an Eligible Participant. The Elective Deferral Contributions used to determine the Deferral Percentage shall include Excess Elective Deferrals (other than Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferral Contributions made under this Plan or any other plans of the Employer or a Controlled Group member), but shall exclude Elective Deferral Contributions that are used in computing the Contribution Percentage (provided the ADP Test is satisfied both with and without exclusion of these Elective Deferral Contributions). Under such rules as the Secretary of the Treasury shall prescribe, the Employer may elect to include Qualified Nonelective Contributions and Qualified Matching Contributions under this Plan in computing the Deferral Percentage. For an Eligible Participant for whom such contributions on his behalf for the Plan Year are zero, the percentage is zero.

Elective Deferral Contributions means any employer contributions made to a plan at the election of a participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a participant's Elective Deferral Contributions are the sum of all employer contributions made on behalf of such participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code Section 401(k), any salary reduction simplified employee pension plan described in Code Section 408(k)(6), any SIMPLE IRA plan described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described under Code Section 501(c)(18), and any employer contributions made on behalf of a participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferral Contributions shall not include any deferrals properly distributed as excess annual additions.

Eligible Participant means, for purposes of determining the Deferral Percentage, any Employee who is otherwise entitled to make Elective Deferral Contributions under the terms of the Plan for the Plan Year. Eligible Participant means, for purposes of determining the Contribution Percentage, any Employee who is eligible (i) to make a Participant Contribution or an Elective Deferral Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or (ii) to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If a Participant Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Participant Contributions are made.

Excess Aggregate Contributions means, with respect to any Plan Year, the excess of:

(1) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(2) The maximum Contribution Percentage Amounts permitted by the ACP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

Excess Contributions means, with respect to any Plan Year, the excess of:

(1) The aggregate amount of employer contributions actually taken into account in computing the Deferral Percentage of Highly Compensated Employees for such Plan Year, over

(2) The maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in the order of the Deferral Percentages, beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals.

Excess Elective Deferrals means those Elective Deferral Contributions that are includible in a Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferral Contributions for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article, under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

Matching Contributions means employer contributions made to this or any other defined contribution plan, or to a contract described in Code Section 403(b), on behalf of a participant on account of a Participant Contribution made by such participant, or on account of a participant's Elective Deferral Contributions, under a plan maintained by the Employer or a Controlled Group member.

Participant Contributions means contributions made to the plan by or on behalf of a participant that are included in the participant's gross income in the year in which made and that are maintained under a separate account to which the earnings and losses are allocated.

Qualified Matching Contributions means Matching Contributions which are subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made.

Qualified Nonelective Contributions means any employer contributions (other than Matching Contributions) which an employee may not elect to have paid to him in cash instead of being contributed to the plan and which are subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made. The Employer may make a Qualified Nonelective Contribution in order to satisfy the ACP tests as allowed by the Code and regulations.

(b) Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator in writing on or before the first following March 1 of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferral Contributions made to this Plan and any other plan of the Employer or a Controlled Group member. The Participant's claim for Excess Elective Deferrals shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred. The Excess Elective Deferrals assigned to this Plan cannot exceed the Elective Deferral Contributions allocated under this Plan for such taxable year.

Notwithstanding any other provisions of the Plan, Elective Deferral Contributions in an amount equal to the Excess Elective Deferrals assigned to this Plan, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

The Excess Elective Deferrals shall be adjusted for income or loss. The income or loss allocable to such Excess Elective Deferrals shall be equal to the income or loss allocable to the Participant's Elective Deferral Contributions for the taxable year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Elective Deferrals. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such taxable year (as of the end of such taxable year) of the Participant's Account resulting from Elective Deferral Contributions.

Any Matching Contributions which were based on the Elective Deferral Contributions which are distributed as Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be forfeited.

(c) ADP Test. As of the end of each Plan Year after Excess Elective Deferrals have been determined, the Plan must satisfy the ADP Test. The ADP Test shall be satisfied using the prior year testing method, unless the Employer has elected to use the current year testing method.

(1) Prior Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year's ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(i) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A. shall not exceed the prior year's ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and

B. the difference between such ADPs is not more than 2.

If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Elective Deferral Contributions, for purposes of the foregoing tests, the prior year's Nonhighly Compensated Employees' ADP shall be 3 percent, unless the Employer has elected to use the Plan Year's ADP for these Eligible Participants.

(2) Current Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

(i) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A. shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and

B. the difference between such ADP's is not more than 2.

If the Employer has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) the Plan otherwise meets one of the conditions specified in Internal Revenue Service Notice 98-1 (or superseding guidance) for changing from the current year testing method.

A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

The Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferral Contributions for purposes of the ADP Test) allocated to his account under two or more arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if such Elective Deferral Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code Section 401(k).

In the event this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Deferral Percentage of Employees as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ADP for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 (or superseding guidance), unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same testing method for the ADP Test.

For purposes of the ADP Test, Elective Deferral Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

If the Plan Administrator should determine during the Plan Year that the ADP Test is not being met, the Plan Administrator may limit the amount of future Elective Deferral Contributions of the Highly Compensated Employees.

Notwithstanding any other provisions of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all of the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

Excess Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article.

The Excess Contributions shall be adjusted for income or loss. The income or loss allocable to such Excess Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant's Elective Deferral Contributions (and, if applicable, Qualified Nonelective Contributions or Qualified Matching Contributions, or both) for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant's Account resulting from Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if such contributions are included in the ADP Test).

Excess Contributions allocated to a Participant shall be distributed from the Participant's Account resulting from Elective Deferral Contributions. If such Excess Contributions exceed the balance in the Participant's Account resulting from Elective Deferral Contributions, the balance shall be distributed from the Participant's Account resulting from Qualified Matching Contributions (if applicable) and Qualified Nonelective Contributions, respectively.

Any Matching Contributions which were based on the Elective Deferral Contributions which are distributed as Excess Contributions, plus any income and minus any loss allocable thereto, shall be forfeited.

(d) ACP Test. As of the end of each Plan Year, the Plan must satisfy the ACP Test. The ACP Test shall be satisfied using the prior year testing method, unless the Employer has elected to use the current year testing method.

(1) Prior Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year's ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(i) The ACP for the Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii) The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A. shall not exceed the prior year's ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and

B. the difference between such ACPs is not more than 2.

If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Participant Contributions, provides for Matching Contributions, or both, for purposes of the foregoing tests, the prior year's Nonhighly Compensated Employees' ACP shall be 3 percent, unless the Employer has elected to use the Plan Year's ACP for these Eligible Participants.

(2) Current Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

(i) The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii) The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A. shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and

B. the difference between such ACPs is not more than 2.

If the Employer has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) the Plan otherwise meets one of the conditions specified in Internal Revenue Service Notice 98-1 (or superseding guidance) for changing from the current year testing method.

A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code Section 401(m).

In the event this Plan satisfies the requirements of Code Section 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ACP for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 (or superseding guidance), unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year and use the same testing method for the ACP Test.

For purposes of the ACP Test, Participant Contributions are considered to have been made in the Plan Year in which contributed to the Plan. Matching Contributions and Qualified Nonelective Contributions will be considered to have been made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if not vested, or distributed, if vested, no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all of the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

Excess Aggregate Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article.

The Excess Aggregate Contributions shall be adjusted for income or loss. The income or loss allocable to such Excess Aggregate Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant's Contribution Percentage Amounts for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Aggregate Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant's Account resulting from Contribution Percentage Amounts.

Excess Aggregate Contributions allocated to a Participant shall be distributed from the Participant's Account resulting from Participant Contributions that are not required as a condition of employment or participation or for obtaining additional benefits from Employer Contributions. If such Excess Aggregate Contributions exceed the balance in the Participant's Account resulting from such Participant's Contributions, the balance shall be forfeited, if not vested, or distributed, if vested, on a pro-rata basis from the Participant's Account resulting from Contribution Percentage Amounts.

(e) Employer Elections. The Employer has made an election to use the prior year testing method.

ARTICLE IV

INVESTMENT OF CONTRIBUTIONS

SECTION 4.01--INVESTMENT AND TIMING OF CONTRIBUTIONS.

The handling of Contributions is governed by the provisions of the Trust Agreement, the Annuity Contract, and any other funding arrangement in which the Plan Fund is or may be held or invested. To the extent permitted by the Trust Agreement, Annuity Contract, or other funding arrangement, the appointed committee or the Investment Manager shall direct the Contributions to any of the investment options available under the Annuity Contract or any of the investment vehicles available under the Trust Agreement and may request the transfer of amounts resulting from those Contributions between such investment options and investment vehicles or the transfer of amounts between such investment options and investment vehicles. Participants are not permitted to direct the investment of their Accounts.

At least annually, the Named Fiduciary shall review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine appropriate methods of carrying out the Plan's objectives. The Named Fiduciary shall inform the Trustee and any Investment Manager of the Plan's short-term and long-term financial needs so the investment policy can be coordinated with the Plan's financial requirements.

The Named Fiduciary may delegate to the Investment Manager investment discretion for Contributions and amounts which are not subject to Participant direction.

All Contributions are forwarded by the Employer to the Trustee to be deposited in the Trust Fund or to the Insurer to be deposited under the Annuity Contract, as applicable. Contributions that are accumulated through payroll deduction shall be paid to the Trustee or Insurer, as applicable, by the earlier of (i) the date the Contributions can reasonably be segregated from the Employer's assets, or (ii) the 15th business day of the month following the month in which the Contributions would otherwise have been paid in cash to the Participant.

SECTION 4.02--INVESTMENT IN QUALIFYING EMPLOYER SECURITIES.

(a) ESOP Designation. The ESOP Portion of the Plan is an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)) and is designed to invest primarily in Qualifying Employer Securities. All shares of Qualifying Employer Securities held under the Plan will be held in the Trust Fund in the name of the Trustee or the nominee of the Trustee.

(b) Statutory Diversification. Each Qualified Account Holder shall be eligible to make a diversification election with respect to the Qualifying Employer Securities held in the ESOP Portion of the Plan on behalf of the Qualified Account Holder

(1) Diversification Election: Each Qualified Account Holder may make an election within ninety (90) days after the close of each Plan Year during the Qualified Election Period to direct the Trustee in writing as to the investment of 25 percent (25%) of the number of shares of Qualifying Employer Securities credited to his ESOP Contribution Accounts, reduced by the number of shares of Qualifying Employer Securities that have previously been diversified pursuant to either subsection (b) or this subsection (c). Such diversification election shall only be available if the amount of diversification is $500 or more.

(2) Final Election: For the last Plan Year in the Qualified Election Period, 50 percent (50%) shall be substituted for 25 percent (25%), in paragraph (1) above.

(3) Procedures: The elections under this section must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Plan Administrator. If the Qualified Account Holder elects to direct the Trustee as to the investment of his ESOP Accounts, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies. Any amounts in the ESOP Contribution Account with respect to which a Qualified Account Holder elects to direct investment pursuant to this Section shall be distributed pursuant to Section 6.

(4) Definition of Qualified Account Holder: For purposes of this section, "Qualified Account Holder" means a Participant or former Participant or the Beneficiary or Alternate Payee with respect to such Participant or former Participant has attained age 55 and had ten (10) years of participation in this Plan during which the Plan was an employee stock ownership plan.

(5) Definition of Qualified Election Period: For purposes of this section, "Qualified Election Period" means the six Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Account Holder.

(c) Dividends. For purposes of determining dividends, shares of Qualifying Employer Securities shall be deemed to be credited to the ESOP Contribution Account of a Participant, Beneficiary or Alternate Payee as of the record date of a dividend if they are credited to his ESOP Contribution Account as of the close of the day prior to the ex-date of such dividend (or, if the ex-date is after the record date, as of the close of the day prior to the record date).

(1) Stock Dividend. In the event of any stock dividend or any stock split, such dividend or split shall be credited to the Accounts based on the number of shares of Qualifying Employer Securities credited to each Account as of the payable date of such dividend or split.

    Cash Dividend. As determined by the Employer, cash dividends paid on shares of Qualifying Employer Securities credited to an ESOP Contribution Account of a Participant, Beneficiary or Alternate Payee as of the record date of such dividend will be either (i) applied to repay an Exempt Loan then outstanding (but only if such Qualifying Employer Security is attributable to such Exempt Loan); (ii) made subject to the election procedure described in paragraph (3) below; or (iii) retained in the Trust and treated as net income of the Trust. The Employer shall not direct that dividends paid on shares of Qualifying Employer Securities held in the ESOP Contribution Accounts be applied to repay an Exempt Loan, unless the shares of Qualifying Employer Securities released from the Unallocated Reserve will have a value at least sufficient to allow for the full allocation required in step one under the allocation of ESOP Contributions provisions of the ALLOCATIONS SECTION of Article 3 (the Employer may make ESOP Contributions necessary to allow for such full allocation).

In addition, dividends attributable to Qualified Employer Securities held in the Unallocated Suspense Account (as a result of an Exempt Loan) shall be allocated to Participants' Accounts as earnings of the Trust available to repay an Exempt Loan to the extent allowed by ERISA. Such earnings shall be allocated in proportion to the shares of Qualifying Employer Securities held in a Participant's Account as of the Record Date of the dividend.

(3) Cash Dividend Election. If the Employer elects, cash dividends paid on shares of Qualifying Employer Securities credited to an ESOP Contribution Account of a Participant, Beneficiary or Alternate Payee as of the record date of such dividend will be:

(A) Paid to the Participant, Beneficiary or Alternate Payee if so elected under the procedure outlined below; or

(B) Otherwise, added to the balance of his Account as soon as administratively practicable after such dividends are paid into the Trust Fund and reinvested in Qualifying Employer Securities.

A Participant, Beneficiary or Alternate Payee may elect to have cash dividends on shares of Qualifying Employer Securities credited to his Vested ESOP Contribution Accounts either paid to him in cash or added to the balance of his Account and reinvested in Qualifying Employer Securities. For Plan Years commencing prior to October 1, 2005, this election may only be made by Participants who are fully vested in their ESOP Contribution Account. For Plan Years commencing on or after October 1, 2005, this election may be made by all Participants who have an ESOP Contribution Account, regardless of their vested status therein. Cash dividends that the Participant, Beneficiary or Alternate Payee elects to receive in cash will be paid on or as soon as administratively practicable following the payable date of such dividend, but in no event later than 90 days after the end of the Plan Year in which the dividend is paid. Cash dividends that the Participant, Beneficiary or Alternate Payee elects to have reinvested in Qualifying Employer Securities will be credited to the Participant's ESOP 404(k) Stock Account, and shall be reinvested in additional shares of Qualifying Employer Securities on or as soon as administratively practicable following the payable date of such dividend.

Shares of Qualifying Employer Securities shall be deemed to be credited to the ESOP Contribution Account of a Participant, Beneficiary or Alternate Payee as of the record date of a dividend if they are credited to his ESOP Contribution Account as of the close of the day prior to the ex-date of such dividend (or, if the ex-date is after the record date, as of the close of the day prior to the record date).

An election hereunder must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Plan Administrator (including by means of a voice response or other electronic system under circumstances so authorized by the Plan Administrator). In the absence of an affirmative election received by the deadline established for this purpose by the Plan Administrator (which shall be no less than thirty (30) days after notice of the dividend election is provided), a Participant, Beneficiary or Alternate Payee will be deemed to have elected to have cash dividends added to his Account and reinvested in Qualifying Employer Securities. To the extent so prescribed by the Plan Administrator and permitted by Code Section 404(k) and the regulations or guidance of general applicability thereunder, an election hereunder will be "evergreen" -- that is, it will continue to apply until changed by the Participant, Beneficiary or Alternate Payee. Under the rules prescribed by the Plan Administrator, a Participant, Beneficiary or Alternate Payee shall be allowed to revise his election no less than once a year, and if there is a change in the terms of the Plan governing the manner in which dividends are paid or distributed, a Participant, Beneficiary or Alternate Payee shall be allowed a reasonable opportunity to make a new election.

The ESOP Contribution Account of a Participant, Beneficiary or Alternate Payee may be charged with the distribution costs (for example, the actual check-writing fee) of any distribution made at his election under this Section.

(d) Authorization for Exempt Loan. The Employer may direct that the Plan engage in an Exempt Loan that satisfies the following requirements:

(1) Lender. The Exempt Loan may be made by the Employer or any lender acceptable to the Employer, and may be made or guaranteed by a party in interest (as defined in ERISA Section 3(14)) or a disqualified person (as defined in Code Section 4975).

(2) Use of Loan Proceeds. The Exempt Loan must be used within a reasonable time after receipt to acquire shares of Qualifying Employer Securities for the Unallocated Reserve or to repay a prior Exempt Loan (or for any combination of the foregoing purposes).

(3) No Recourse Against Trust Fund. The Exempt Loan must be without recourse against the Plan except that:

(i) The Qualifying Employer Securities acquired with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and the Qualifying Employer Securities acquired with the proceeds of a prior Exempt Loan which is repaid with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

      Any ESOP Contributions that are made for the purpose of satisfying the obligations under the Exempt Loan (and earnings thereon) may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(iii) The earnings attributable to shares of Qualifying Employer Securities acquired with the proceeds of an Exempt Loan may be used to repay that Exempt Loan or any renewal or extension thereof, and

(iv) The earnings attributable to unallocated shares of Qualifying Employer Securities that were acquired with the proceeds of an Exempt Loan may be pledged or otherwise used as security for another Exempt Loan.

(4) Term of Loan. The Exempt Loan must provide for principal and interest to be paid over a specific term, and not payable upon demand except in the event of default.

(5) Release of Shares from Unallocated Reserve. The number of shares released each Plan Year shall equal "A" multiplied by "B" where:

"A" = the number of shares held in the Unallocated Reserve immediately before the release;

"B" = a fraction, the numerator of which is equal to the principal and interest paid on the Exempt

Loan for the Plan Year and the denominator of which is equal to the sum of the numerator and the total principal and interest scheduled to be paid on the Exempt Loan for all future

Plan Years (without consideration of possible extensions or renewal periods).

If the interest rate under the Exempt Loan is variable, the amount of interest to be paid in future Plan Years shall be calculated by using the interest rate in effect on the last day of the current Plan Year.

Alternatively, if the conditions of Treasury Regulation 54.4975-7(b)(8)(ii) are met, "B" may be calculated as a fraction, the numerator of which is equal to the principal paid on the Exempt Loan for the Plan Year and the denominator of which is equal to the sum of the numerator and the total principal scheduled to be paid on the Exempt Loan for all future Plan Years (without consideration of possible extensions or renewal periods).

If an Exempt Loan is repaid as a result of a refinancing by another Exempt Loan, such repayment shall not be considered a repayment under this subsection and the release of shares thereafter shall be determined by aggregating principal and interest on the loan and any refinancing of the loan.

(6) Interest Rate. The Exempt Loan must bear interest at a fixed or variable rate that is not in excess of a reasonable rate of interest considering all relevant factors (including, but not limited to, the amount and duration of the loan, the security given, the guarantees involved, the credit standing of the Plan, the Employer, and the guarantors, and the generally prevailing rates of interest).

(7) Default. The Exempt Loan must provide that, in the event of default, the fair market value of Qualifying Employer Securities and other assets which can be transferred in satisfaction of the loan must not exceed the amount of the loan. If the lender is a party in interest or disqualified person, the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to satisfy the payment schedule of the Exempt Loan.

(8) Restrictions. Unless required under Code Section 409(h), no options, puts, call, rights of first refusal or other restrictions on alienability will attach to any shares of Qualifying Employer Securities acquired with the proceeds of an Exempt Loan and held in the Trust Fund or distributed from the Plan, whether or not the ESOP Portion of the Plan continues to be an employee stock ownership plan with the meaning of Code Section 4975(e)(7).

(e) Valuation of Qualifying Employer Securities. For purposes of determining the annual valuation of the Plan, and for reporting to Participants and regulatory authorities, the assets of the Plan shall be valued at least annually on the Valuation Date which corresponds to the last day of the Plan Year. The fair market value of Qualifying Employer Securities shall be determined on such Valuation Date. The prices of Qualifying Employer Securities as of the date of the transaction shall apply for purposes of valuing distributions and other transactions of the Plan to the extent such value is representative of the fair market value of such securities in the opinion of the Plan Administrator. The value of a Participant's Account held in the Qualifying Employer Securities Fund may be expressed in units.

If the Qualifying Employer Securities are not publicly traded, or if an extremely thin market exists for such securities so that reasonable valuation may not be obtained from the market place, then such securities must be valued at least annually by an independent appraiser who is not associated with the Employer, the Plan Administrator, the Trustee, or any person related to any fiduciary under the Plan and that meets the requirements of the regulations described in Code Section 170(a)(1). The independent appraiser may be associated with a person who is merely a contract administrator with respect to the Plan, but who exercises no discretionary authority and is not a plan fiduciary.

If there is a public market for Qualifying Employer Securities of the type held by the Plan, then the Plan Administrator may use as the value of the securities the price at which such securities trade in such market. If the Qualifying Employer Securities do not trade on the relevant date, or if the Plan Administrator determines that the market is very thin on such date, then the Plan Administrator may use for the valuation the next preceding trading day on which the trading prices are representative of the fair market value of such securities in the opinion of the Plan Administrator.

(f) Purchases or Sales of Qualifying Employer Securities. The Plan Administrator may direct the Trustee to sell, resell, or otherwise dispose of Qualifying Employer Securities to any person, including the Employer, provided that any such sales to any disqualified person or party-in-interest, including the Employer, will be made at not less than the fair market value and no commission will be charged. Any such sale shall be made in conformance with ERISA Section 408(e). If it is necessary to purchase Qualifying Employer Securities for the Trust Fund, such purchase may be on the open market or from the Employer or any member of the Controlled Group. All purchases of Qualifying Employer Securities shall be made at a price, or prices, which, in the judgment of the Plan Administrator, do not exceed the fair market value of such securities. If shares are purchased from or sold to the Employer or a member of the Controlled Group, the purchase or sale will be made at the price determined under paragraph (e) above.

In the event that the Trustee acquires Qualifying Employer Securities by purchase from a "disqualified person" as defined in Code Section 4975(e)(2) or from a "party-in-interest" as defined in ERISA Section 3(14), the terms of such purchase shall contain the provision that in the event there is a final determination by the Internal Revenue Service, the Department of Labor, or court of competent jurisdiction that the fair market value of such securities as of the date of purchase was less than the purchase price paid by the Trustee, then the seller shall pay or transfer, as the case may be, to the Trustee an amount of cash or shares of Qualifying Employer Securities equal in value to the difference between the purchase price and such fair market value for all such shares. In the event that cash or shares of Qualifying Employer Securities are paid or transferred to the Trustee under this provision, such securities shall be valued at their fair market value as of the date of such purchase, and interest at a reasonable rate from the date of purchase to the date of payment or transfer shall be paid by the seller on the amount of cash paid.

(g) Compliance with Securities Laws. The Employer is responsible for compliance with any applicable Federal or state securities law with respect to all aspects of the Plan except for the Trustee's obligation to report its ownership of Qualifying Employer Securities. If the Qualifying Employer Securities or interest in this Plan are required to be registered in order to permit investment in the Qualifying Employer Securities Fund as provided in this section, then such investment will not be effective until the later of the effective date of the Plan or the date such registration or qualification is effective. The Employer, at its own expense, will take or cause to be taken any and all such actions as may be necessary or appropriate to effect such registration or qualification. Further, if the Trustee is directed to dispose of any Qualifying Employer Securities held under the Plan under circumstances which require registration or qualification of the securities under applicable Federal or state securities laws, then the Employer will, at its own expense, take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration or qualification. The Employer is responsible for all compliance requirements under Section 16 of the Securities Act.

ARTICLE V

BENEFITS

SECTION 5.01--RETIREMENT BENEFITS.

On a Participant's Retirement Date, his Vested Account shall be distributed to him according to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of Article X.

SECTION 5.02--DEATH BENEFITS.

If a Participant dies before his Benefit Commencement Date, his Vested Account shall be distributed according to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of Article X.

SECTION 5.03--VESTED BENEFITS.

If an Inactive Participant's Vested Account is not payable under the SMALL AMOUNTS SECTION of Article X, he may elect, but is not required, to receive a distribution of his Vested Account after he ceases to be an Employee. A distribution under this paragraph shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI.

A Participant may not elect to receive a distribution under the provisions of this section after he again becomes an Employee until he subsequently ceases to be an Employee and meets the requirements of this section.

If an Inactive Participant does not receive an earlier distribution, upon his Retirement Date or death, his Vested Account shall be distributed according to the provisions of the RETIREMENT BENEFITS SECTION or the DEATH BENEFITS SECTION of Article V.

The Nonvested Account of an Inactive Participant who has ceased to be an Employee shall remain a part of his Account until it becomes a Forfeiture. However, if he again becomes an Employee so that his Vesting Percentage can increase, the Nonvested Account may become a part of his Vested Account.

SECTION 5.04--WHEN BENEFITS START.

(a) Unless otherwise elected, benefits shall begin before the 60th day following the close of the Plan Year in which the latest date below occurs:

(1) The date the Participant attains age 65 (or Normal Retirement Age, if earlier).

(2) The 10th anniversary of the Participant's Entry Date.

(3) The date the Participant ceases to be an Employee.

Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while a benefit is immediately distributable, within the meaning of the ELECTION PROCEDURES SECTION of Article VI, shall be deemed to be an election to defer the start of benefits sufficient to satisfy this section.

The Participant may elect to have his benefits begin after the latest date for beginning benefits described above, subject to the following provisions of this section. The Participant shall make the election in writing. Such election must be made before his Normal Retirement Date or the date he ceases to be an Employee, if later. The election must describe the form of distribution and the date benefits will begin. The Participant shall not elect a date for beginning benefits or a form of distribution that would result in a benefit payable when he dies which would be more than incidental within the meaning of governmental regulations.

Benefits shall begin on an earlier date if otherwise provided in the Plan. For example, the Participant's Retirement Date or Required Beginning Date, as defined in the DEFINITIONS SECTION of Article VII.

SECTION 5.05--LOANS TO PARTICIPANTS.

Loans shall be made available to all Participants on a reasonably equivalent basis. For purposes of this section, and unless otherwise specified, Participant means any Participant or Beneficiary who is a party-in-interest as defined in ERISA. Loans shall not be made to Highly Compensated Employees in an amount greater than the amount made available to other Participants. Loans shall only be made from the Profit Sharing Portion of the Plan.

A loan to a Participant shall be a Participant-directed investment of his Account. The loan is a Trust Fund investment but no Account other than the borrowing Participant's Account shall share in the interest paid on the loan or bear any expense or loss incurred because of the loan.

The amount of the loan will be made from the Participant's Vested Account which results from the following Contributions in the following order:

  Voluntary Contributions;

  Thrift Contributions;

  Matching Contributions;

  Profit Sharing Contributions;

The number of outstanding loans shall be limited to one. The maximum amount of any loan is the lesser of $25,000 or 50% of the vested portion of the Participant's Account attributable to the above named Contributions. The minimum amount of any loan shall be $1,000.

Loans must be adequately secured and bear a reasonable rate of interest.

The amount of the loan shall not exceed the maximum amount that may be treated as a loan under Code Section 72(p) (rather than a distribution) to the Participant and shall be equal to the lesser of (a) or (b) below:

(a) $50,000, reduced by the highest outstanding loan balance of loans during the one-year period ending on the day before the new loan is made.

(b) The greater of (1) or (2), reduced by (3) below:

(1) One-half of the Participant's Vested Account under the Profit Sharing Portion of the Plan.

(2) $10,000.

(3) Any outstanding loan balance on the date the new loan is made.

For purposes of this maximum, all qualified employer plans, as defined in Code Section 72(p)(4), of the Employer and any Controlled Group member shall be treated as one plan.

No collateral other than a portion of the Participant's Vested Account (as limited above) shall be accepted. The Loan Administrator shall determine if the collateral is adequate for the amount of the loan requested.

Each loan shall bear a reasonable fixed rate of interest to be determined by the Loan Administrator. In determining the interest rate, the Loan Administrator shall take into consideration fixed interest rates currently being charged by commercial lenders for loans of comparable risk on similar terms and for similar durations, so that the interest will provide for a return commensurate with rates currently charged by commercial lenders for loans made under similar circumstances. The Loan Administrator shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates in accordance with the current appropriate standards.

The loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan. If the loan is used to acquire a dwelling unit, which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the repayment period may extend beyond five years from the date of the loan. The period of repayment for any loan shall be arrived at by mutual agreement between the Loan Administrator and the Participant and if the loan is for a principal residence, shall not be made for a period longer than ten years.

The Participant shall make an application for a loan in such manner and in accordance with such rules as the Loan Administrator shall prescribe for this purpose (including by means of voice response or other electronic means under circumstances the Employer permits). The application must specify the amount and duration requested.

Information contained in the application for the loan concerning the income, liabilities, and assets of the Participant will be evaluated to determine whether there is a reasonable expectation that the Participant will be able to satisfy payments on the loan as due. Additionally, the Loan Administrator will pursue any appropriate further investigations concerning the creditworthiness and credit history of the Participant to determine whether a loan should be approved.

Each loan shall be fully documented in the form of a promissory note signed by the Participant for the face amount of the loan, together with interest determined as specified above.

There will be an assignment of collateral to the Plan executed at the time the loan is made.

In those cases where repayment through payroll deduction is available, installments are so payable, and a payroll deduction agreement shall be executed by the Participant at the time the loan is made. Loan repayments that are accumulated through payroll deduction shall be paid to the Trustee by the earlier of (i) the date the loan repayments can reasonably be segregated from the Employer's assets, or (ii) the 15th business day of the month following the month in which such amounts would otherwise have been paid in cash to the Participant.

Where payroll deduction is not available, payments in cash are to be timely made. Any payment that is not by payroll deduction shall be made payable to the Employer or the Trustee, as specified in the promissory note, and delivered to the Loan Administrator, including prepayments, service fees and penalties, if any, and other amounts due under the note. The Loan Administrator shall deposit such amounts into the Plan as soon as administratively practicable after they are received, but in no event later than the 15th business day of the month after they are received.

The promissory note may provide for reasonable late payment penalties and service fees. Any penalties or service fees shall be applied to all Participants in a nondiscriminatory manner. If the promissory note so provides, such amounts may be assessed and collected from the Account of the Participant as part of the loan balance.

Each loan may be paid prior to maturity, in part or in full, without penalty or service fee, except as may be set out in the promissory note.

The Plan shall suspend loan payments for a period not exceeding one year during which an approved unpaid leave of absence occurs other than a military leave of absence. The Loan Administrator shall provide the Participant a written explanation of the effect of the suspension of payments upon his loan.

If a Participant separates from service (or takes a leave of absence) from the Employer because of service in the military and does not receive a distribution of his Vested Account, the Plan shall suspend loan payments until the Participant's completion of military service or until the Participant's fifth anniversary of commencement of military service, if earlier, as permitted under Code Section 414(u). The Loan Administrator shall provide the Participant a written explanation of the effect of his military service upon his loan.

If any payment of principal and interest, or any portion thereof, remains unpaid for more than 90 days after due, the loan shall be in default. For purposes of Code Section 72(p), the Participant shall then be treated as having received a deemed distribution regardless of whether or not a distributable event has occurred.

Upon default, the Plan has the right to pursue any remedy available by law to satisfy the amount due, along with accrued interest, including the right to enforce its claim against the security pledged and execute upon the collateral as allowed by law. The entire principal balance whether or not otherwise then due, along with accrued interest, shall become immediately due and payable without demand or notice, and subject to collection or satisfaction by any lawful means, including specifically, but not limited to, the right to enforce the claim against the security pledged and to execute upon the collateral as allowed by law.

All reasonable costs and expenses, including but not limited to attorney's fees, incurred by the Plan in connection with any default or in any proceeding to enforce any provision of a promissory note or instrument by which a promissory note for a Participant loan is secured, shall be assessed and collected from the Account of the Participant as part of the loan balance.

If payroll deduction is being utilized, in the event that a Participant's available payroll deduction amounts in any given month are insufficient to satisfy the total amount due, there will be an increase in the amount taken subsequently, sufficient to make up the amount that is then due. If any amount remains past due more than 90 days, the entire principal amount, whether or not otherwise then due, along with interest then accrued, shall become due and payable, as above.

An outstanding loan will become due and payable in full when a Participant ceases to be an Employee and a party-in-interest as defined in ERISA or upon complete termination of the Plan.

SECTION 5.06--DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS.

The Plan specifically permits distributions to an Alternate Payee under a qualified domestic relations order as defined in Code Section 414(p), at any time, irrespective of whether the Participant has attained his earliest retirement age, as defined in Code Section 414(p), under the Plan. A distribution to an Alternate Payee before the Participant has attained his earliest retirement age is available only if the order specifies that distribution shall be made prior to the earliest retirement age or allows the Alternate Payee to elect a distribution prior to the earliest retirement age.

Nothing in this section shall permit a Participant to receive a distribution at a time otherwise not permitted under the Plan nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan.

The benefit payable to an Alternate Payee shall be subject to the provisions of the SMALL AMOUNTS SECTION of Article X if the value of the benefit does not exceed $1,000.

The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator shall promptly notify the Participant and the Alternate Payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each Alternate Payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered into before January 1, 1985, irrespective of whether it satisfies all the requirements described in Code Section 414(p).

If any portion of the Participant's Vested Account is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, a separate accounting shall be made of the amount payable. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts are first payable following receipt of the order, the payable amounts shall be distributed in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the payable amounts shall be distributed in the manner the Plan would distribute if the order did not exist and the order shall apply prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

The Plan shall make payments or distributions required under this section by separate benefit checks or other separate distribution to the Alternate Payee(s).

No distributions to Alternate Payee(s) may be made until any outstanding Participant Loans are repaid.

ARTICLE VI

DISTRIBUTION OF BENEFITS

SECTION 6.01--FORM OF DISTRIBUTION.

Benefits under this Plan will be paid only if the Plan Administrator determines that the applicant is entitled to them under the terms of the Plan.

(a) Retirement Benefits. The only form of retirement benefit is a single sum cash payment, except as provided in Section 6.04.

(b) Death Benefits. The only form of death benefit is a single sum cash payment, except as provided in Section 6.04.

SECTION 6.02--ELECTION PROCEDURES.

The Participant shall make any election under this section in writing or electronic signature as allowed by regulations and as available. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under (a) below shall be subject to the qualified election provisions of (b) below.

(a) Death Benefits. A Participant may elect his Beneficiary.

(b) Qualified Election. The Participant may make an election at any time during the election period. The Participant may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

(1) Election Period for Death Benefits. A Participant may make an election as to death benefits at any time before he dies.

(2) Consent to Election. If the Participant's Vested Account exceeds $5,000, any benefit which is immediately distributable requires the consent of the Participant. For distributions made after March 28, 2005, the $5,000 threshold is reduced to $1,000.

The consent of the Participant to a benefit which is immediately distributable must not be made before the date the Participant is provided with the notice of the ability to defer the distribution. Such consent shall be made in writing.

Except as provided in Section 6.03, the consent shall not be made more than 90 days before the Benefit Commencement Date. The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415.

In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), and if the Employer (or any entity within the same Controlled Group) does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant's Account balance will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same Controlled Group maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) then the Participant's Account will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

A benefit is immediately distributable if any part of the benefit could be distributed to the Participant before the Participant attains the older of Normal Retirement Age or age 62.

SECTION 6.03--NOTICE REQUIREMENTS.

Forms of Distribution and Right to Defer. The Plan Administrator shall furnish to the Participant a written explanation of the right of the Participant to defer distribution until the benefit is no longer immediately distributable.

The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days, and no more than 90 days, before the Benefit Commencement Date.

However, a distribution may begin less than 30 days after the notice described in this subparagraph is given, provided the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

SECTION 6.04--FORMS OF DISTRIBUTION FROM ESOP PORTION OF THE PLAN.

Notwithstanding any provision of this Article VI to the contrary, distributions from a Participant's ESOP Contribution Accounts shall be governed by this Section 6.04.

(a) Distribution in Cash. The part of a Participant's Vested ESOP Contribution and ESOP Diversification Accounts will be distributed in cash unless the Participant affirmatively elects under paragraph (b) below to receive the distribution in the form of Qualifying Employer Securities with cash in lieu of fractional shares. The cash value of Qualifying Employer Securities shall be equal to the fair market value of such stock determined as of the last Valuation Date prior to the date of distribution.

(b) Distribution in Qualifying Employer Securities. A Participant may elect to have the Participant's Vested ESOP Contribution Accounts distributed in the form of Qualifying Employer Securities with cash in lieu of fractional shares. Any cash or other property in the Participant's Vested ESOP Contribution Account ("non-stock assets") shall be used to acquire Qualifying Employer Securities for distribution but only if such Participant further elects and only if such Qualifying Employer Securities are available for purchase on the open market.

ARTICLE VII

DISTRIBUTION REQUIREMENTS

SECTION 7.01--APPLICATION.

The optional forms of distribution are only those provided in Article VI. An optional form of distribution shall not be permitted unless it meets the requirements of this article. The timing of any distribution must meet the requirements of this article.

SECTION 7.02--DEFINITIONS.

For purposes of this article, the following terms are defined:

Applicable Life Expectancy means Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated, such succeeding calendar year.

Designated Beneficiary means the individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to (e) of the DISTRIBUTION REQUIREMENTS SECTION of this article.

5-percent Owner means a 5-percent owner as defined in Code Section 416. A Participant is treated as a 5-percent Owner for purposes of this article if such Participant is a 5-percent Owner at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

In addition, a Participant is treated as a 5-percent Owner for purposes of this article if such Participant becomes a 5-percent Owner in a later Plan Year. Such Participant's Required Beginning Date shall not be later than the April 1 of the calendar year following the calendar year in which such later Plan Year ends.

Once distributions have begun to a 5-percent Owner under this article, they must continue to be distributed, even if the Participant ceases to be a 5-percent Owner in a subsequent year.

Joint and Last Survivor Expectancy means joint and last survivor expectancy computed using the expected return multiples in Table VI of section 1.72-9 of the Income Tax Regulations.

Unless otherwise elected by the Participant by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

Life Expectancy means life expectancy computed using the expected return multiples in Table V of section 1.72-9 of the Income Tax Regulations.

Unless otherwise elected by the Participant (or spouse, in the case of distributions described in (e)(2)(ii) of the DISTRIBUTION REQUIREMENTS SECTION of this article) by the time distributions are required to begin, life expectancy shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

Participant's Benefit means:

(a) The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of the dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

(b) Exception for Second Distribution Calendar Year. For purposes of (a) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

Required Beginning Date means, for a Participant who is a 5-percent Owner, the April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

Required Beginning Date means, for any Participant who is not a 5-percent Owner, the April 1 of the calendar year following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he retires.

The preretirement age 70 1/2 distribution option is only eliminated with respect to Participants who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated such option. The preretirement age 70 1/2 distribution is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefits begin) begin at a time during the period that begins on or after January 1 of the calendar year in which the Participant attains age 70 1/2 and ends April 1 of the immediately following calendar year.

The options available for Participants who are not 5-percent Owners and attained age 70 1/2 in calendar years before the calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated the preretirement age 70 1/2 distribution shall be the following. Any such Participant attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the calendar year in which he attained age 70 1/2 (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the calendar year following the calendar year in which he retires. Any such Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions which are not purchased annuities and recommence by the April 1 of the calendar year following the year in which he retires. There shall be a new Benefit Commencement Date upon recommencement. Participants who are not 5-percent Owners and who have attained age 70-1/2 or greater shall be able to elect to commence receiving minimum distributions in any future calendar year prior to their Required Beginning Date, but once distributions are elected, may not revoke such election.

SECTION 7.03--DISTRIBUTION REQUIREMENTS.

(a) General Rules.

(1) The requirements of this article shall apply to any distribution of a Participant's interest and shall take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 2002.

(2) All distributions required under this article shall be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9), which are incorporated by reference.

(3) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

(b) Time and Manner of Distribution.

(1) Required Beginning Date. The participant's entire interest will be distributed, or begin to be distributed, to the participant no later than the participant's Required Beginning Date.

(2) Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2 if later, except to the extent that an election is made to receive distributions in accordance with the 5-year rule. Under the 5-year rule, the Participant's entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(B) If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, except to the extent that an election is made to receive distributions in accordance with the 5-year rule. Under the 5-year rule, the participant's entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

(D) If the Participant's surviving spouse is the participant's sole Designated Beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this subsection (b), other than section (b)(1), will apply as if the surviving spouse were the Participant.

For purposes of this section (b)(2) and section (d), unless section (b)(1)(D) applies, distributions are considered to begin on the Participant's Required Beginning Date. If section (b)(1)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section (b)(1).

(3) Forms of Distribution. Unless the Participant's interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections (c) and (d) of this article.

(c) Required Minimum Distributions During Participant's Lifetime.

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

(B) the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the participant's date of death.

(d) Required Minimum Distributions After Participant's Death.

(1) Death On or After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's Designated Beneficiary, determined as follows: (I) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year. (II) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year. If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) Death Before Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's Designated Beneficiary, determined as provided in paragraph (d)(1)_ except to the extent that an election is made to receive distributions in accordance with the 5-year rule. Under the 5-year rule, the Participant's entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before the distributions are required to begin to the surviving spouse under section (b)(2)(A), , this paragraph will apply as if the surviving spouse were the Participant.

(e) Definitions.

Designated Beneficiary. The individual who is designated as the beneficiary under the BENEFICIARY SECTION of Article X of the plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under paragraph (b). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the distribution year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

Participant's Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

Required Beginning Date. The date specified in the DEFINITIONS SECTION of Article VII of the plan.

(f) Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.

Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule described above applies to distributions after the death of a participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin hereunder, or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with the life expectancy rule described hereunder.

ARTICLE VIII

TERMINATION OF THE PLAN

The Employer expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned. Complete discontinuance of Contributions constitutes complete termination of the Plan.

The Account of each Participant shall be fully (100%) vested and nonforfeitable as of the effective date of complete termination of the Plan. The Account of each Participant who is included in the group of Participants deemed to be affected by the partial termination of the Plan shall be fully (100%) vested and nonforfeitable as of the effective date of the partial termination of the Plan. The Participant's Account shall continue to participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund until his Vested Account is distributed.

A Participant's Account which does not result from the Contributions listed below may be distributed to the Participant after the effective date of the complete termination of the Plan:

Any Contributions that may be pursuant to a cash or deferred election under Code Section 401(k).

Qualified Nonelective Contributions

A Participant's Account resulting from such Contributions may be distributed upon complete termination of the Plan, but only if neither the Employer nor any Controlled Group member maintain or establish a successor defined contribution plan (other than an employer stock ownership plan as defined in Code Section 4975(e)(7)) and such distribution is made in a lump sum. A distribution under this article shall be a retirement benefit and shall be distributed to the Participant according to the provisions of Article VI.

The Participant's entire Vested Account shall be paid in a single sum to the Participant as of the effective date of complete termination of the Plan if consent of the Participant is not required in the ELECTION PROCEDURES SECTION of Article VI to distribute a benefit which is immediately distributable. This is a small amounts payment. The small amounts payment is in full settlement of all benefits otherwise payable.

Upon complete termination of the Plan, no more Employees shall become Participants and no more Contributions shall be made, except as may relate to the operation of the Plan prior to the effective time of the termination.

The assets of this Plan shall not be paid to the Employer at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining may be paid to the Employer. The payment may not be made if it would contravene any provision of law.

ARTICLE IX

ADMINISTRATION OF THE PLAN

SECTION 9.01--ADMINISTRATION.

Subject to the provisions of this article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has complete discretion to construe or interpret the provisions of the Plan, including ambiguous provisions, if any, and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant or Beneficiary may become entitled. The Plan Administrator's decisions upon all matters within the scope of its authority shall be final.

Unless otherwise set out in the Plan or Annuity Contract, the Plan Administrator may delegate recordkeeping and other duties which are necessary for the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

The Plan Administrator shall receive all claims for benefits by Participants, former Participants and Beneficiaries. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

SECTION 9.02--EXPENSES.

Expenses of the Plan, to the extent that the Employer does not pay such expenses, may be paid out of the assets of the Plan provided that such payment is consistent with ERISA. Such expenses include, but are not limited to, expenses for bonding required by ERISA; expenses for recordkeeping and other administrative services; fees and expenses of the Trustee or Annuity Contract; expenses for investment education service; and direct costs that the Employer incurs with respect to the Plan. Notwithstanding the foregoing, the Plan Administrator may allocate certain Plan expenses directly to the Account of the Participant on whose behalf the expense was incurred, provided that such allocation bears a reasonable relationship to the services furnished or made available to the Participant's Account, and is consistent with the applicable fiduciary provisions of ERISA.

SECTION 9.03--RECORDS.

All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator's custody.

Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording, or other forms of data compilation shall be acceptable means of keeping records.

SECTION 9.04--INFORMATION AVAILABLE.

Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan, the Annuity Contract or any other instrument under which the Plan was established or is operated. The Plan Administrator shall maintain all of the items listed in this section in its office, or in such other place or places as it may designate in order to comply with governmental regulations. These items may be examined during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Plan Administrator shall furnish him with a copy of any of these items. The Plan Administrator may make a reasonable charge to the requesting person for the copy.

SECTION 9.05--CLAIM AND APPEAL PROCEDURES.

A Claimant must submit any required forms and pertinent information when making a claim for benefits under the Plan.

If a claim for benefits under the Plan is denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 90 days of the date that the claim is received by the Plan Administrator. The Claimant shall be notified in writing within this initial 90-day period if special circumstances require an extension of time needed to process the claim and the date by which the Plan Administrator's decision is expected to be rendered. The written notice shall be furnished no later than 180 days after the date the claim was received by the Plan Administrator.

The Plan Administrator's notice to the Claimant shall specify the reason for the denial; specify references to pertinent Plan provisions on which denial is based; describe any additional material and information needed for the Claimant to perfect his claim for benefits; explain why the material and information is needed; inform the Claimant that any appeal he wishes to make must be in writing to the Plan Administrator within 60 days after receipt of the Plan Administrator's notice of denial of benefits and that failure to make the written appeal within such 60-day period renders the Plan Administrator's determination of such denial final, binding and conclusive.

If the Claimant appeals to the Plan Administrator, the Claimant (or his authorized representative) may submit in writing whatever issues and comments the Claimant (or his authorized representative) feels are pertinent. The Claimant (or his authorized representative) may review pertinent Plan documents. The Plan Administrator shall reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the Claimant of its decision within 60 days of his written request for review, unless special circumstances (such as a hearing) would make rendering a decision within the 60-day limit unfeasible. The Claimant must be notified within the 60-day limit if an extension is necessary. The Plan Administrator shall render a decision on a claim for benefits no later than 120 days after the request for review is received.

SECTION 9.06--DELEGATION OF AUTHORITY.

All or any part of the administrative duties and responsibilities under this article may be delegated by the Plan Administrator to a retirement committee. The duties and responsibilities of the retirement committee shall be set out in a separate written agreement.

SECTION 9.07--EXERCISE OF DISCRETIONARY AUTHORITY.

The Employer, Plan Administrator, and any other person or entity who has authority with respect to the management, administration, or investment of the Plan may exercise that authority in its/his full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of the Plan documents relevant to the issue under consideration. The exercise of authority will be binding upon all persons; will be given deference in all courts of law; and will not be overturned or set aside by any court of law unless found to be arbitrary and capricious or made in bad faith.

SECTION 9.08--TRANSACTION PROCESSING.

Transactions (including, but not limited to, investment directions, trades, loans, and distributions) shall be processed as soon as administratively practicable after proper directions are received from the Participant or such other parties. No guarantee is made by the Plan, Plan Administrator, Trustee, Insurer, or Employer that such transactions will be processed on a daily or other basis, and no guarantee is made in any respect regarding the processing time of such transactions.

Notwithstanding any other provision of the Plan, the Employer, the Plan Administrator, or the Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, the Plan Administrator, or the Trustee.

Administrative practicality will be determined by legitimate business factors (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider) and in no event will be deemed to be less than 14 days. The processing date of a transaction shall be binding for all purposes of the Plan and considered the applicable Valuation Date for any transaction.

SECTION 9.09--VOTING AND TENDER OF QUALIFYING EMPLOYER SECURITIES.

Voting rights with respect to Qualifying Employer Securities of a registration type class of securities (or nonregistration type securities in the event of any approval or disapproval of any corporate merger or consolidation, recapitalization, reorganization, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed by Regulations) will be passed through to Participants. Participants will be allowed to direct the voting rights of Qualifying Employer Securities in their ESOP Contribution Accounts for any matter put to the vote of shareholders. Before each meeting of shareholders, the Trustee shall cause to be sent to each person with power to control such voting rights a copy of any notice and any other information provided to shareholders generally and, if applicable, a form for instructing the Trustee how to vote at such meeting (or any adjournment thereof) the number of full and fractional shares subject to such person's voting control. The Trustee may establish a deadline in advance of the meeting by which such forms must be received in order to be effective. To the extent voting rights are not passed through to Participants, the Plan Administrator or another designated fiduciary shall direct the Trustees how to vote the shares.

Each Participant shall be entitled to one vote for each share credited to his Account.

To the extent some or all of the Participants have not directed or have not timely directed the Trustee on how to vote, the Trustee shall vote such Qualifying Employer Securities in the same proportion as those shares on which the Trustee has received timely direction from the Participants with respect to the issue being voted on.

In addition, the shares attributable to Qualifying Employer Securities held unallocated in the Unallocated Reserve as a result of an Exempt Loan shall be voted by the Trustee in the same proportion as those shares on which the Trustee has received direction from the Participants/Plan Administrator with respect to the issue being voted on, provided such direction is given to the Trustee on a timely basis by the Plan Administrator or by agreement as pledged securities to an Exempt Loan.

Tender rights or exchange offers for Qualifying Employer Securities will be passed through to Participants. As soon as practicable after the commencement of a tender or exchange offer for Qualifying Employer Securities, the Employer shall cause each person with power to control the response to such tender or exchange offer to be advised in writing the terms of the offer and, if applicable, to be provided with a form for instructing the Trustee, or for revoking such instruction, to tender or exchange shares of Qualifying Employer Securities, to the extent permitted under the terms of such offer. In advising such persons of the terms of the offer, the Employer may include statements from the board of directors setting forth its position with respect to the offer.

To the extent some or all of the Participants have not directed or have not timely directed the Trustee on how to respond to such tender or exchange, then the Trustee shall tender or exchange such Qualifying Employer Securities on which no direction was received as directed by the Plan Administrator. In addition, shares attributable to Qualifying Employer Securities held unallocated in a Suspense Account as a result of and Exempt Loan shall be tendered or exchanged (or not tendered or exchanged) in the same proportion as those tendered by Participants.

If the tender or exchange offer is limited so that all of the shares that the Trustee has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant directed to be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the Trustee was directed to tender or exchange.

The Trustee shall hold the Participant's individual directions with respect to voting rights or tender decisions in confidence and, except as required by law, shall not divulge or release such individual directions to anyone associated with the Employer. The Employer may require verification of the Trustee's compliance with the directions received from Participants by any independent auditor selected by the Employer, provided that such auditor agrees to maintain the confidentiality of such individual directions.

The Employer may develop procedures to facilitate the exercise of votes or tender rights, such as the use of facsimile transmissions for the Participants located in physically remote areas.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01--AMENDMENTS.

The Employer may amend this Plan at any time, including any remedial retroactive changes (within the time specified by Internal Revenue Service regulations), to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

An amendment may not diminish or adversely affect any accrued interest or benefit of Participants or their Beneficiaries nor allow reversion or diversion of Plan assets to the Employer at any time, except as may be required to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

No amendment to this Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. However, a Participant's Account may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his employer-derived accrued benefit shall not be less than his percentage computed under the Plan without regard to such amendment.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit with respect to benefits attributable to service before the amendment except as provided in the MERGERS AND DIRECT TRANSFERS SECTION of this article and below:

(a) The Plan is amended to eliminate or restrict the ability of a Participant to receive payment of his Account balance under a particular optional form of benefit and the amendment satisfies the conditions in Code Section 411(d)(6) and the regulations thereunder.

If, as a result of an amendment, an Employer Contribution is removed that is not 100% immediately vested when made, the applicable vesting schedule shall remain in effect after the date of such amendment. The Participant shall not become immediately 100% vested in such Contributions as a result of the elimination of such Contribution except as otherwise specifically provided in the Plan.

An amendment shall not decrease a Participant's vested interest in the Plan. If an amendment to the Plan, or a deemed amendment in the case of a change in top-heavy status of the Plan as provided in the MODIFICATION OF VESTING REQUIREMENTS SECTION of Article XI, changes the computation of the percentage used to determine that portion of a Participant's Account attributable to Employer Contributions which is nonforfeitable (whether directly or indirectly), each Participant or former Participant

(c) who has completed at least three Years of Service on the date the election period described below ends, and

(d) whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Account that results from Employer Contributions determined without regard to the amendment. This election may not be revoked. If after the Plan is changed, the Participant's nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted, or deemed adopted in the case of a change in the top-heavy status of the Plan, and end no earlier than the 60th day after the latest of the date the amendment is adopted (deemed adopted) or becomes effective, or the date the Participant is issued written notice of the amendment (deemed amendment) by the Employer or the Plan Administrator.

SECTION 10.02--DIRECT ROLLOVERS.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

Any distributions made under the SMALL AMOUNTS SECTION of this article (or which are small amounts payments made under Article VIII at complete termination of the Plan) which are Eligible Rollover Distributions and for which the Distributee has not elected to either have such distribution paid to him or to an Eligible Retirement Plan shall be paid to the Distributee.

SECTION 10.03--MERGERS AND DIRECT TRANSFERS.

The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in the plan would (if the plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated). The Employer may enter into merger agreements or direct transfer of assets agreements with the employers under other retirement plans which are qualifiable under Code Section 401(a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement. The Employer shall not consent to, or be a party to a merger, consolidation, or transfer of assets with a plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) if such action would result in a survivor annuity feature being maintained under this Plan.

Notwithstanding any provision of the Plan to the contrary, to the extent any optional form of benefit under the Plan permits a distribution prior to the Employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

The Plan may accept a direct transfer of plan assets on behalf of an Eligible Employee. If the Eligible Employee is not an Active Participant when the transfer is made, the Eligible Employee shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. Employer Contributions shall not be made for or allocated to the Eligible Employee and he may not make Participant Contributions, until the time he meets all of the requirements to become an Active Participant.

The Plan shall hold, administer, and distribute the transferred assets as a part of the Plan. The Plan shall maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets.

Unless a transfer of assets to the Plan is an elective transfer as described below, the Plan shall apply the optional forms of benefit protections described in the AMENDMENTS SECTION of this article to all transferred assets.

A Participant's protected benefits may be eliminated upon transfer between qualified defined contribution plans if the conditions in Q&A 3(b)(1) in section 1.411(d)-4 of the regulations are met. The transfer must meet all of the other applicable qualification requirements.

A Participant's protected benefits may be eliminated upon transfer between qualified plans (both defined benefit and defined contribution) if the conditions in Q&A 3(c)(1) in section 1.411(d)-4 of the regulations are met. Beginning January 1, 2002, if the Participant is eligible to receive an immediate distribution of his entire nonforfeitable accrued benefit in a single sum distribution that would consist entirely of an eligible rollover distribution under Code Section 401(a)(31), such transfer will be accomplished as a direct rollover under Code Section 401(a)(31). The rules applicable to distributions under the plan would apply to the transfer, but the transfer would not be treated as a distribution for purposes of the minimum distribution requirements of Code Section 401(a)(9).

SECTION 10.04--PROVISIONS RELATING TO THE INSURER AND OTHER PARTIES.

The obligations of an Insurer shall be governed solely by the provisions of the Annuity Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Annuity Contract. Each Annuity Contract when purchased shall comply with the Plan. See the CONSTRUCTION SECTION of this article.

Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Trustee with regard to such investment contracts or securities.

Such Insurer, issuer or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether the Employer, the Plan Administrator, the Trustee, or the Named Fiduciary have the authority to act in any particular manner or to make any contract or agreement.

Until notice of any amendment or termination of this Plan or a change in Trustee has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Plan has not been amended or terminated and in dealing with any party acting as Trustee according to the latest information which they have received at their home office or principal address.

SECTION 10.05--EMPLOYMENT STATUS.

Nothing contained in this Plan gives an Employee the right to be retained in the Employer's employ or to interfere with the Employer's right to discharge any Employee.

SECTION 10.06--RIGHTS TO PLAN ASSETS.

An Employee shall not have any right to or interest in any assets of the Plan upon termination of employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee according to the Plan provisions.

Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Insurer, the Trustee, and the Employer arising under or by virtue of the Plan.

SECTION 10.07--BENEFICIARY.

Each Participant may name a Beneficiary to receive any death benefit that may arise out of his participation in the Plan. The Participant may change his Beneficiary from time to time. Unless a qualified election has been made, for purposes of distributing any death benefits before the Participant's Retirement Date, the Beneficiary of a Participant who has a spouse shall be the Participant's spouse. The Participant's Beneficiary designation and any change of Beneficiary shall be subject to the provisions of the ELECTION PROCEDURES SECTION of Article VI. It is the responsibility of the Participant to give written notice to the Plan Administrator of the name of the Beneficiary on a form furnished for that purpose.

With the Employer's consent, the Plan Administrator or its delegate may maintain records of Beneficiary designations for Participants before their Retirement Dates. In that event, the written designations made by Participants shall be filed with the Plan Administrator. If a Participant dies before his Retirement Date, the Plan Administrator shall determine the Beneficiary designation on its records for the Participant.

If there is no Beneficiary named or surviving when a Participant dies, the Participant's Beneficiary shall be in the following priority:

(a) the Participant's surviving spouse;

(b) the Participant's surviving children, including adopted children, in equal shares;

(c) the Participant's surviving parents, in equal shares; or

(d) the legal representative of the estate of the last to die of the Participant and his Beneficiary.

SECTION 10.08--NONALIENATION OF BENEFITS.

Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary or spouse. A Participant, Beneficiary or spouse does not have any rights to alienate, anticipate, commute, pledge, encumber, or assign any of such benefits, except in the case of a loan as provided in the LOANS TO PARTICIPANTS SECTION of Article V. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985. The preceding sentences shall not apply to any offset of a Participant's benefits provided under the Plan against an amount the Participant is required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, which meets the requirements of Code Sections 401(a)(13)(C) or (D).

SECTION 10.09--CONSTRUCTION.

The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

In the event of any conflict between the provisions of the Plan and the terms of any Annuity Contract issued hereunder, the provisions of the Plan control.

SECTION 10.10--LEGAL ACTIONS.

No person employed by the Employer; no Participant, former Participant, or their Beneficiaries; nor any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

SECTION 10.11--SMALL AMOUNTS.

If consent of the Participant is not required for a benefit which is immediately distributable in the ELECTION PROCEDURES SECTION of Article VI, a Participant's entire Vested Account shall be paid in a single sum as of the earliest of his Retirement Date, the date he dies, or the date he ceases to be an Employee for any other reason (the date the Employer provides notice to the record keeper of the Plan of such event, if later). For purposes of this section, if the Participant's Vested Account is zero, the Participant shall be deemed to have received a distribution of such Vested Account. If a Participant would have received a distribution under the first sentence of this paragraph but for the fact that the Participant's consent was needed to distribute a benefit which is immediately distributable, and if at a later time consent would not be needed to distribute a benefit which is immediately distributable and such Participant has not again become an Employee, such Vested Account shall be paid in a single sum. This is a small amounts payment.

If a small amounts payment is made as of the date the Participant dies, the small amounts payment shall be made to the Participant's Beneficiary. If a small amounts payment is made while the Participant is living, the small amounts payment shall be made to the Participant. The small amounts payment is in full settlement of benefits otherwise payable.

No other small amounts payments shall be made.

SECTION 10.12--WORD USAGE.

The masculine gender, where used in this Plan, shall include the feminine gender and the singular words, as used in this Plan, may include the plural, unless the context indicates otherwise.

The words "in writing" and "written," where used in this Plan, shall include any other forms, such as voice response or other electronic system, as permitted by any governmental agency to which the Plan is subject.

SECTION 10.13--CHANGE IN SERVICE METHOD.

(a) Change of Service Method Under This Plan. If this Plan is amended to change the method of crediting service from the elapsed time method to the hours method for any purpose under this Plan, the Employee's service shall be equal to the sum of (1), (2), and (3) below:

(1) The number of whole years of service credited to the Employee under the Plan as of the date the change is effective.

(2) One year of service for the computation period in which the change is effective if he is credited with the required number of Hours-of-Service. If an Employee was credited with a fractional part of a year of service as of the date of change using the elapsed time method, for the portion of such computation period ending on the date of change the Employee will be credited with the greater of his actual Hours-of-Service or an equivalent number of Hours-of-Service based on the fractional part of a year of service credited as of the date of change. The Employee shall be credited with 45 Hours-of-Service for each week of service in such fractional part of a year.

(3) The Employee's service determined under this Plan using the hours method after the end of the computation period in which the change in service method was effective.

If this Plan is amended to change the method of crediting service from the hours method to the elapsed time method for any purpose under this Plan, the Employee's service shall be equal to the sum of (4), (5), and (6) below:

(4) The number of whole years of service credited to the Employee under the Plan as of the beginning of the computation period in which the change in service method is effective.

(5) The greater of (i) the service that would be credited to the Employee for that entire computation period using the elapsed time method or (ii) the service credited to him under the Plan as of the date the change is effective.

(6) The Employee's service determined under this Plan using the elapsed time method after the end of the applicable computation period in which the change in service method was effective.

(b) Transfers Between Plans with Different Service Methods. If an Employee has been a participant in another plan of the Employer which credited service under the elapsed time method for any purpose which under this Plan is determined using the hours method, then the Employee's service shall be equal to the sum of (1), (2), and (3) below:

(1) The number of whole years of service credited to the Employee under the other plan as of the date he became an Eligible Employee under this Plan.

(2) One year of service for the applicable computation period in which he became an Eligible Employee if he is credited with the required number of Hours-of-Service. If an Employee was credited with a fractional part of a year of service as of the date he became an Eligible Employee using the elapsed time method, for the portion of such computation period ending on the date he became an Eligible Employee the Employee will be credited with the greater of his actual Hours-of-Service or an equivalent number of Hours-of-Service based on the fractional part of a year of service credited as of the date he became an Eligible Employee. The Employee shall be credited with 45 Hours-of-Service for each week of service in such fractional part of a year.

(3) The Employee's service determined under this Plan using the hours method after the end of the computation period in which he became an Eligible Employee.

If an Employee has been a participant in another plan of the Employer which credited service under the hours method for any purpose which under this Plan is determined using the elapsed time method, then the Employee's service shall be equal to the sum of (4), (5), and (6) below:

(4) The number of whole years of service credited to the Employee under the other plan as of the beginning of the computation period under that plan in which he became an Eligible Employee under this Plan.

(5) The greater of (i) the service that would be credited to the Employee for that entire computation period using the elapsed time method or (ii) the service credited to him under the other plan as of the date he became an Eligible Employee under this Plan.

(6) The Employee's service determined under this Plan using the elapsed time method after the end of the applicable computation period under the other plan in which he became an Eligible Employee.

If an Employee has been a participant in a Controlled Group member's plan which credited service under a different method than is used in this Plan, in order to determine entry and vesting, the provisions in (b) above shall apply as though the Controlled Group member's plan were a plan of the Employer.

Any modification of service contained in this Plan shall be applicable to the service determined pursuant to this section.

SECTION 10.14--MILITARY SERVICE.

Notwithstanding any provision of this Plan to the contrary, the Plan shall provide contributions, benefits, and service credit with respect to qualified military service in accordance with Code Section 414(u). Loan repayments shall be suspended under this Plan as permitted under Code Section 414(u).

ARTICLE XI

TOP-HEAVY PLAN REQUIREMENTS

SECTION 11.01--APPLICATION.

The provisions of this article shall supersede all other provisions in the Plan to the contrary.

For the purpose of applying the Top-heavy Plan requirements of this article, all members of the Controlled Group shall be treated as one Employer. The term Employer, as used in this article, shall be deemed to include all members of the Controlled Group, unless the term as used clearly indicates only the Employer is meant.

The accrued benefit or account of a participant which results from deductible employee contributions shall not be included for any purpose under this article.

The minimum vesting and contribution provisions of the MODIFICATION OF VESTING REQUIREMENTS and MODIFICATION OF CONTRIBUTIONS SECTIONS of this article shall not apply to any Employee who is included in a group of Employees covered by a collective bargaining agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such representatives. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives.

SECTION 11.02--DEFINITIONS.

For purposes of this article the following terms are defined:

Aggregation Group means:

(a) each of the Employer's qualified plans in which a Key Employee is a participant during the Plan Year containing the Determination Date (regardless of whether the plan was terminated) or one of the four preceding Plan Years,

(b) each of the Employer's other qualified plans which allows the plan(s) described in (a) above to meet the nondiscrimination requirement of Code Section 401(a)(4) or the minimum coverage requirement of Code Section 410, and

(c) any of the Employer's other qualified plans not included in (a) or (b) above which the Employer desires to include as part of the Aggregation Group. Such a qualified plan shall be included only if the Aggregation Group would continue to satisfy the requirements of Code Section 401(a)(4) and Code Section 410.

The plans in (a) and (b) above constitute the "required" Aggregation Group. The plans in (a), (b), and (c) above constitute the "permissive" Aggregation Group.

Compensation means compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article III.

Determination Date means as to any plan, for any plan year subsequent to the first plan year, the last day of the preceding plan year. For the first plan year of the plan, the last day of that year.

Key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was:

(a) an officer of the Employer if such individual's annual Compensation exceeds $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002),

(c) a 5-percent owner of the Employer, or

(d) a 1-percent owner of the Employer who has annual Compensation of more than $150,000.

The determination period is the Plan Year containing the Determination Date.

The determination of who is a Key Employee shall be made according to Code Section 416(i)(1) and the regulations thereunder.

Non-key Employee means any Employee who is not a Key Employee.

Present Value means the present value of a participant's accrued benefit under a defined benefit plan. For purposes of establishing Present Value to compute the Top-heavy Ratio, any benefit shall be discounted only for 7.5% interest and mortality according to the 1971 Group Annuity Table (Male) without the 7% margin but with projection by Scale E from 1971 to the later of (a) 1974, or (b) the year determined by adding the age to 1920, and wherein for females the male age six years younger is used.

Top-heavy Plan means a plan which is top-heavy for any plan year beginning after December 31, 1983. This Plan shall be top-heavy if any of the following conditions exist:

(a) The Top-heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any required Aggregation Group or permissive Aggregation Group.

(b) This Plan is a part of a required Aggregation Group, but not part of a permissive Aggregation Group, and the Top-heavy Ratio for the required Aggregation Group exceeds 60 percent.

(c) This Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-heavy Ratio for the permissive Aggregation Group exceeds 60 percent.

Top-heavy Ratio means:

(a) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the one-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for this Plan alone or for the required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the one-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Distribution Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

(b) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the one-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for any required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans of all Key Employees determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date.

(c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The present values of accrued benefits and the amounts of account balances of an employee as of the Determination Date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting A 5-year period@ for A 1-year period. In addition, accrued benefits and accounts of individuals who has not performed services with the Employer for the one-year period prior to the Determination Date shall not be taken into account. The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

SECTION 11.03--MODIFICATION OF VESTING REQUIREMENTS.

If a Participant's Vesting Percentage determined under Article I is not at least as great as his Vesting Percentage would be if it were determined under a schedule permitted in Code Section 416, the following shall apply. During any Plan Year in which the Plan is a Top-heavy Plan, the Participant's Vesting Percentage shall be the greater of the Vesting Percentage determined under Article I or the schedule below.

VESTING SERVICE NONFORFEITABLE

(whole years) PERCENTAGE

Less than 2 0

2 20

3 40

4 60

5 or more 100

The schedule above shall not apply to Participants who are not credited with an Hour-of-Service after the Plan first becomes a Top-heavy Plan. The Vesting Percentage determined above applies to the portion of the Participant's Account which is multiplied by a Vesting Percentage to determine his Vested Account, including benefits accrued before the effective date of Code Section 416 and benefits accrued before this Plan became a Top-heavy Plan.

If, in a later Plan Year, this Plan is not a Top-heavy Plan, a Participant's Vesting Percentage shall be determined under Article I. A Participant's Vesting Percentage determined under either Article I or the schedule above shall never be reduced and the election procedures of the AMENDMENTS SECTION of Article X shall apply when changing to or from the schedule as though the automatic change were the result of an amendment.

The part of the Participant's Vested Account resulting from the minimum contributions required pursuant to the MODIFICATION OF CONTRIBUTIONS SECTION of this article (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or (D).

SECTION 11.04--MODIFICATION OF CONTRIBUTIONS.

During any Plan Year in which this Plan is a Top-heavy Plan, the Employer shall make a minimum contribution as of the last day of the Plan Year for each Non-key Employee who is an Employee on the last day of the Plan Year and who was an Active Participant at any time during the Plan Year. A Non-key Employee is not required to have a minimum number of Hours-of-Service or minimum amount of Compensation in order to be entitled to this minimum. A Non-key Employee who fails to be an Active Participant merely because his Compensation is less than a stated amount or merely because of a failure to make mandatory participant contributions or, in the case of a cash or deferred arrangement, elective contributions shall be treated as if he were an Active Participant. The minimum is the lesser of (a) or (b) below:

(a) 3 percent of such person's Compensation for such Plan Year.

(b) The "highest percentage" of Compensation for such Plan Year at which the Employer's contributions are made for or allocated to any Key Employee. The highest percentage shall be determined by dividing the Employer Contributions made for or allocated to each Key Employee during the Plan Year by the amount of his Compensation for such Plan Year, and selecting the greatest quotient (expressed as a percentage). To determine the highest percentage, all of the Employer's defined contribution plans within the Aggregation Group shall be treated as one plan. The minimum shall be the amount in (a) above if this Plan and a defined benefit plan of the Employer are required to be included in the Aggregation Group and this Plan enables the defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410.

For purposes of (a) and (b) above, Compensation shall be limited by Code Section 401(a)(17).

If the Employer's contributions and allocations otherwise required under the defined contribution plan(s) are at least equal to the minimum above, no additional contribution shall be required. If the Employer's total contributions and allocations are less than the minimum above, the Employer shall contribute the difference for the Plan Year.

The minimum contribution applies to all of the Employer's defined contribution plans in the aggregate which are Top-heavy Plans. A minimum contribution under a profit sharing plan shall be made without regard to whether or not the Employer has profits.

If a person who is otherwise entitled to a minimum contribution above is also covered under another defined contribution plan of the Employer's which is a Top-heavy Plan during that same Plan Year, any additional contribution required to meet the minimum above shall be provided in this Plan.

If a person who is otherwise entitled to a minimum contribution above is also covered under a defined benefit plan of the Employer's which is a Top-heavy Plan during that same Plan Year, the minimum benefits for him shall not be duplicated. The defined benefit plan shall provide an annual benefit for him on, or adjusted to, a straight life basis equal to the lesser of:

(c) 2 percent of his average compensation multiplied by his years of service, or

(d) 20 percent of his average compensation.

Average compensation and years of service shall have the meaning set forth in such defined benefit plan for this purpose.

For purposes of this section, any employer contribution made according to a salary reduction or similar arrangement shall not apply in determining if the minimum contribution requirement has been met, but shall apply in determining the minimum contribution required Matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

The requirements of this section shall be met without regard to any Social Security contribution.

By executing this Plan, the Primary Employer and Adopting Employer acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the Plan's legal and tax implications.

Executed this __________ day of _______________________________________, _________.

CAPITOL FEDERAL FINANCIAL

By: _________________________________________

_________________________________________

Title

CAPITOL FEDERAL SAVINGS BANK

By: _________________________________________

_________________________________________

Title

Defined Contribution Plan 8.0